Exhibit 99(c)4

                                                                    Confidential

================================================================================

                                U.S. Timberlands

       Presentation to the Independent Committee of the Board of Directors

                                January 25, 2002

                                           [LOGO] Dresdner Kleinwort Wasserstein
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

Table of Contents
================================================================================

                    1. Situation Overview

                    2. Overview of U.S. Timberlands

                    3. Strategic Process

                    4. Valuation

                    5. Appendix

                       A. Klamath Projections / Financials

                       B. Yakima Projections / Financials

                       C. Discounted Cash Flow Analysis

                       D. Cash Distribution Valuation Analysis

                       E. Comparable Companies Analysis

                       F. Comparable Transactions Analysis

                       G. Appraisal Valuation

                       H. Minority Close-out Analysis

                       I. WACC Analysis


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

================================================================================

                             -----------------------
                               Situation Overview
                             -----------------------


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                                      -1-

                                                              Situation Overview

Recent Developments - Revised Offer
================================================================================

o On November 8, 2001, U.S. Timberlands, L.P. (the "Company") issued a revised offer to buy back all of the outstanding common units not held by the Company's management or affiliates (collectively, "Senior Management")

o Under the revised offer, the Company aims to tender for 50% of the 7.9MM publicly held common units for cash at $3.75 per unit and convert the remaining common units into Company issued 7% subordinated notes (the "Revised Offer")

      o The Revised Offer comes following a prior offer made by the Company on May 10, 2001 to tender for 39% of the 7.9MM publicly held common units for cash at $7.75 per unit and convert the remaining units into Company issued 9 5/8% subordinated notes (the "Initial Offer")

o The Revised Offer is valued substantially below the Initial Offer; if all 7.9MM publicly held common units tender, the notional values of the two offers compare as follows:

                             Revised Offer (11/8/01)     Initial Offer (5/10/01)
                             -----------------------     -----------------------
                             Per Unit      Aggregate     Per Unit      Aggregate
                             --------      ---------     --------      ---------

Cash                           $1.875          $14.7         $3.05         $24.0

Notional Debt (par)            $1.875          $14.7         $4.70         $36.9

   Total                        $3.75          $29.4         $7.75         $60.9

% Reduction                                      52%

Pre-announcement Share Price    $2.30                        $6.92

Premium (notional)                63%                           12%

o The issued debt likely would be valued substantially below par (40% to 60%) due to its deep subordination, especially given the Company's holding company structure following the proposed acquisition (see Reorganization discussion)


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                                      -2-
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                                                              Situation Overview

Recent Developments - Revised January 2002 Company Projections
================================================================================

o The Company delivered to Dresdner Kleinwort Wasserstein, Inc. ("DrKW") an initial set of projections in July 2001 for both U.S. Timberlands Klamath Falls, L.L.C. ("Klamath Falls") and U.S. Timberlands Yakima, L.L.C. ("Yakima") upon which DrKW conducted its diligence and valuation analysis

o On August 2, 2001, DrKW met with the Independent Committee of the Company's Board of Directors (the "Independent Committee") to discuss preliminary observations on the Initial Offer based on the initially delivered projections; these observations were:

      o Actual value of offer below DrKW valuation range, especially given that the 9 5/8% subordinated notes offered would trade at a deep discount to par (at the time expected at 60% to 70% of par)

      o The Company would have difficulty servicing interest on the offered 9 5/8% subordinated notes

      o     The  Company   should  raise  cash   component   of  overall   offer

o Subsequently, the Company generated a revised set of projections, which were delivered to DrKW on October 10, 2001; they compared to the initial July-delivered projections as follows:

      o Net realized prices on log sales were meaningfully lower (25% to 35% in 2003-2005)

      o     Overall   harvest   volumes   were  15%  to  25%  higher   than  the
            July-delivered projections

      o     Capex and operating  expenses were materially  unchanged

o On November 30, 2001, DrKW met with the Independent Committee and with Senior Management to discuss the Revised Offer and revised projections

      o The Company and Senior Management unexpectedly and without prior notice presented new and substantially modified projections at this meeting which upon cursory review contained errors

o Senior Management and the Independent Committee agreed to adjourn the meeting and have DrKW and the Company agree on a finalized and modified set of base case projections


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

                                                              Situation Overview

Recent Developments - Revised January 2002 Company Projections (Cont'd)
================================================================================

      o Following a series of discussions thereafter, these base case projections were agreed upon by DrKW and the Company on January 22, 2002 along with two alternative cases (collectively, the "Revised January 2002 Company Projections")

o The analyses contained herein are based upon these Revised January 2002 Company Projections

o The base case Revised January 2002 Company Projections ("Base Case") compares as follows with the October-delivered projections:

      Klamath

      o Net realized prices on log sales were similar to those set forth in the October-delivered projections

      o Harvest volumes for 2002 onwards were identical (actual 2001 harvests, however, 4% higher)

      o EBITDDA slightly higher in outer years (3% - 4%) due to additional by-product sales and slightly reduced logging costs

       Yakima

      o     Net realized prices similar to October-delivered projection

      o Harvest volumes significantly higher in 2002 (due to additional property purchased in 4Q '01) and 16% higher in 2005

      o EBITDDA 57% higher in 2002 (due to additional harvests) and 19% higher in 2005; though similar in other years


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                                                              Situation Overview

Base Case Projections
================================================================================

 [The following information was depicted as bar charts in the printed material]

                          Annual Harvest Volumes (MMBF)
--------------------------------------------------------------------------------

                                             Klamath
                     -------------------------------------------------------
                     2001A     2002E     2003E     2004E     2005E     2006E
                     -----     -----     -----     -----     -----     -----
Log Sales              82        79        54       100       100       100
Timber Deed Sales     155        80        79        34        25        25
                      ---       ---       ---       ---       ---       ---
   Total              237       159       133       134       125       125
                      ===       ===       ===       ===       ===       ===

                                             Yakima
                     -------------------------------------------------------
                     2001A     2002E     2003E     2004E     2005E     2006E
                     -----     -----     -----     -----     -----     -----
Log Sales            10.9      43.3      50.5      47.3      37.3       8.1
Timber Deed Sales    23.0       9.6       9.6       9.6       9.6       9.6
                     ----      ----      ----      ----      ----      ----
   Total             33.9      52.9      60.1      56.9      46.9      17.7
                     ====      ====      ====      ====      ====      ====

                           Revenues and EBITDDA ($MM)

                                             Klamath
                     -------------------------------------------------------
                     2001A     2002E     2003E     2004E     2005E     2006E
                     -----     -----     -----     -----     -----     -----
Revenue Net of Log
  and Haul Costs
EBITDDA              27.2      27.6      27.0      25.9      29.4      33.2
                     ----      ----      ----      ----      ----      ----
   Total             37.9      35.9      35.2      34.0      37.5      41.3
                     ====      ====      ====      ====      ====      ====

                                             Yakima
                     -------------------------------------------------------
                     2001A     2002E     2003E     2004E     2005E     2006E
                     -----     -----     -----     -----     -----     -----
Revenue Net of Log
  and Haul Costs
Timber Deed Sales     5.9      13.2      11.9      11.8      12.6       7.0
                     ----      ----      ----      ----      ----      ----
   Total              8.1      15.9      14.7      14.5      15.2       9.7
                     ====      ====      ====      ====      ====      ====


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                                      -5-

                                                              Situation Overview

Unit Price since Initial Offer Announcement
================================================================================

  [The following information was depicted as a chart in the printed material]

                                 Close       Volume      Series 3
                                 -----       ------      --------
                5/10/2001         6.92       51,300        6.92
                6/14/2001         5.38       27,600
                7/19/2001         5.73        5,600
                8/22/2001         4.94       32,700
                10/2/2001         2.74        3,800
                11/5/2001         2.42       15,400
               12/10/2001         1.86       46,200
                1/15/2002         1.86       10,600

1     5/10/01:    Announced Initial Offer; suspends quarterly distribution to unit holders

2     6/18/01:    Announced receipt of financing commitment for its management led going private proposal

3     8/2/01:     DrKW met with Independent Committee re:  Initial Offer

4     8/17/01:    Reported 2Q01 net loss of $0.66 per unit compared to net
                  income of $0.39 per unit in 2Q00

5     9/19/01:    S&P lowers rating on Senior Notes from B+ to B

6     11/8/01:    Announced Revised Offer

7     11/9/01:    A.G. Edwards issued research report downgrading UST from hold to sell

8     11/19/01:   Reported 3Q01 net loss of $0.66 per unit compared to a net loss of $0.41 per unit in 3Q00

9     11/30/01:   DrKW met with Independent Committee re: Revised Offer


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                                                              Situation Overview

Assignment & Background
================================================================================

o The Company (U.S. Timberlands, L.P.) is a Delaware master limited partnership holding company

      o Primarily all of the Company's earnings are generated by Klamath, which is a 99% owned operating subsidiary

o     The Company has two classes of equity outstanding

      o Common units: 9.6MM outstanding - 19% (1.8MM) owned by the Senior Management

      o     Subordinated  units:  3.2MM  outstanding  -  100%  owned  by  Senior
            Management

o On November 2, 2000, Senior Management announced that it was exploring alternatives to enhance unitholder value, including acquiring all of the publicly traded common units outstanding and taking the Company private

      o     No specific buyout terms announced

o On November 9, 2000, the Company's Board of Directors formed the Independent Committee to evaluate Senior Management's proposals for taking the Company private

o On May 10, 2001, the Company announced the terms of the Initial Offer and announced that it would suspend its cash distributions indefinitely

      o Public tender for approximately 39% of the 7.9MM common units not held by Senior Management for $7.75 per share in cash (3.1MM units) and conversion of the remaining 4.8MM common units into 9 5/8% redeemable senior subordinated notes issued by U.S. Timberlands, L.P. due 2007

      o The Company also contemplated consolidating its affiliates into a single holding company structure simultaneously upon completion of the Initial Offer (see Reorganization discussion)


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

                                                              Situation Overview

Assignment & Background (Cont'd)
================================================================================

o On June 7, 2001, the Independent Committee retained DrKW as financial advisor to assist in evaluating the Initial Offer

o     On August 1, 2001, DrKW held an internal Fairness Committee meeting

o On August 2, 2001, DrKW met with the Independent Committee to review DrKW's preliminary analysis of the Company and the Initial Offer

o On September 19, 2001, Standard & Poor's lowered its rating on the 9 5/8% Senior Notes issued by Klamath due 2007 to B from B+

      o Downgrade results from a significant deterioration in merchantable timber volume at Klamath due primarily to aggressive harvest levels and transfers of property to Klamath's affiliate (Yakima)

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised forecast and internal valuation analysis

o     On November 8, 2001, the Company announced its Revised Offer

      o As with the Initial Offer, the Company intends to consolidate its affiliates into a single holding company structure simultaneously upon completion of the revised offer (see Reorganization discussion)

o On November, 12, 2001, DrKW held an internal Fairness Committee meeting to discuss the Revised Offer

o On November 30, 2001, DrKW met with the Independent Committee and with Senior Management to discuss the Revised Offer and revised projections

      o The Company and Senior Management unexpectedly and without prior notice presented new and substantially modified projections at this meeting which upon cursory review contained errors

o Senior Management and the Independent Committee agreed to adjourn the meeting and have DrKW and the Company agree on a finalized and modified set of base case projections


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                                      -8-
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                                                              Situation Overview

Assignment & Background (Cont'd)
================================================================================

      o Following a series of discussions thereafter, these base case projections were agreed upon by DrKW and the Company on January 22, 2002 along with two alternative cases

o The analyses contained herein are based upon these Revised January 2002 Company Projections


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                                      -9-
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                                                              Situation Overview

Overview of Revised Offer
================================================================================

Offer Terms(1):           o   Cash: $1.875

                          o Debt: $1.875 (par value) of the 7.00% redeemable Senior Subordinated Notes issued by U.S. Timberlands, L.P. due 2008 (the "Holdco Subordinated Notes")

                          o   In   aggregate,  $14.7MM  in  cash and  $14.7MM in
                              Holdco   Subordinated   Notes

                              - Cash  component  financed  with draw on existing
                                credit facility and cash on hand

 Tender Offer Structure:  o   Public tender by an  acquisition  company of 50%
                              of the 7.9MM outstanding common units not held by Senior Management for $3.75 per unit in cash followed by the merger of the acquisition company with and into the Company with the conversion of the remaining common units into the right to receive the Holdco Subordinated Notes

Terms of Holdco           o   Issuer:  Company  (U.S.  Timberlands,  L.P.  or
Subordinated Notes:           "Holdco")

                          o Rank: Unsecured senior subordinated notes structurally subordinated to all existing debt at the Company and its affiliates (see Reorganization discussion)

                          o   Maturity: Seven years

                          o   Interest:  7.00%  per   annum,   payable  in  cash
                              semi-annually in arrears

                          o   Redemption: Any time

                          o Sinking fund: 10% of then existing principal per annum deposited in sinking fund or proceeds used to repurchase outstanding Holdco Subordinated Notes

----------
(1) Assumes that all public unitholders tender their units and are treated equally.


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                                      -10-

                                                              Situation Overview

================================================================================

Conditions:              o    Approval  of   the  Offer   by   the   Independent
                              Committee

Other:                   o    Senior     Management    is    considering     two
                              alternatives to raise cash earnings available to service the interest and sinking fund payments owed on the Holdco Subordinated Notes

                              - One alternative  provides for additional land to
                                be acquired and  harvested  at  Yakima   through
                                additional debt incurrence

                              - The other alternative provides for the indenture
                                governing the Klamath Notes (as defined herein) to be modified through a consent solicitation to allow for additional cash distributions to be made

                              - See  DrKW   Analysis  for   description  of  the
                                proposed alternatives


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                                      -11-

                                                              Situation Overview

Proposed Reorganization
================================================================================

o Simultaneous with the buyout, the Company would be reorganized to own 100% of Klamath and 100% of U.S. Timberlands Yakima, LLC ("Yakima"), which is currently 49% owned by the Company (and in which Klamath owns a preferred interest)

o     As  a  result,  the  Holdco   Subordinated  Notes  would  be  structurally
      subordinated to all debt incurred or existing at Klamath and Yakima

      o Two levels subordinated to the $225MM 9 5/8% Senior Notes due 2007 issued by Klamath (the "Klamath Notes"), which currently trade at 65.5% to par (implied YTM @ 19.9%)

      o     One level subordinated to $95MM (post-buyout) debt at Yakima

o The indenture governing the Klamath Notes prohibits any cash distributions to common and subordinated unitholders if EBITDDA does not equal or exceed 1.75x interest expense of $21.7MM, or approximately $38MM

      o Based on the Revised January 2002 Company Projections (all three cases), Klamath will not generate enough EBITDDA necessary to make cash distributions for most of the forecast period

      o A majority vote of the bondholders would be necessary to amend the indenture of the Klamath Notes


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                                      -12-

                                                              Situation Overview

Proposed Transaction - Offer & Reorganization
================================================================================

                                                                                    Proposed Structure (Base Case)
                        Existing Structure (12/31/01)                          (See DrKW Analysis for Alternative Cases)
                        -----------------------------                         -----------------------------------------

                --Senior Management--|           Public                                        Senior
                |         |          |             |                                          Management
                |         |          |             |                                              |
                |        100%        |19%         81%                                             |
                |         |          |             |                                             100%
                |         |          |             |                                              |
                |   Subordinated     |-----------Common                                           |
                |   3.2MM units                9.7MM units                                    --------
                |              \                                               $14.7MM -------COMPANY/
                |               \                                             Sub. Notes       Holdco
                |               -------                                       Potential       --------
                51%  -----------COMPANY                                        Rating:           100%
                |    |          -------                                       Caa1/CCC+           |
                |    |              |  ---|                                                   --------
                |    |              |     |Indenture                         $95 MM            YAKIMA
                |   49%            99%    |Restrictions                        Loan--------------LLC
                |    |              |     |on Distributions                                   --------
                |    |              |  ---|                                                       |
                |    |          -------                                                           | 100% ---|
                |    |          KLAMATH-------------$225MM                                        |         | Indenture
                |    |            LLC              Sr. Notes                                      |         | Restictions
                |    |          -------            19.9% YTM                                      |         | on Distributions
                |    |             |             Rating: B2/B                                     |         |
                |    |             |                                                              -----------
                |    |             |                                         $225MM                KLAMATH
                |    |             |                                        Sr. Notes----------------LLC
                |    |             |                                                              ---------
                |    |             |Preferred
                ------             |
   $85MM        YAKIMA             |
     Loan--------LLC----------------
                ------


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                                      -13-

                                                              Situation Overview

Financing Commitment / Credit Facility
================================================================================

o The $14.7MM cash tender would be financed by a loan provided by DG Bank (wrap guaranteed by MBIA) to Yakima

      o DG bank provided Yakima with a $95MM credit facility on September 14, 2001, of which $85MM has been drawn

      o     The remainder would be drawn in connection with the proposed buyout

      o The principal available under the credit facility can be increased to $115MM in the case that Yakima uses the borrowing proceeds to purchase timber / land that can secure such incremental debt

o The DG / MBIA credit facility is secured by a mortgage on all of Yakima's timber stock and timberlands as well as Yakima's 100% interest in Klamath (under the proposed structure)

      o The loan, however, cannot exceed 75% of the appraised value of Yakima's timberland properties

      o Timberlands are valued regularly (once per year by an independent appraiser) and subject to diminution based on timber prices and harvest and growth rates; although the Company has not provided a specific date, a new appraisal process is supposed

o Before any distributions can be made by Yakima to the Company, a schedule of priority payments must be made, which include repayment of all interest and any principal owed on the Yakima loan, any guaranty fees owed on the loan and other costs required to service the timberland properties

o Principal on DG / MBIA Credit Facility set to be amortized beginning after three years

      o Principal owed between years 4 through 12 ($9.5MM per year assuming a $95MM outstanding balance); though Senior Management expects to defer amortization until year 12

o Interest coverage ratio on a consolidated basis (Yakima and Klamath) required to be greater than 1.3x otherwise the DG / MBIA credit facility goes into default


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                                      -14-

                                                              Situation Overview

Overview of Management's Proposal ($ in millions, except per unit data)
================================================================================

o The Offer is being made for the 7.9MM common units outstanding and not already owned by Senior Management

o DrKW expects the Holdco Subordinated Notes issued in exchange for the common units to trade substantially below par

------------------------------------------------------------------------------------------------------------------------------------
                                Implied Market Capitalization of Initial Offer and Premium Comparison
------------------------------------------------------------------------------------------------------------------------------------
Nominal Offer Price                                            $  3.75     $  3.75     $  3.75     $  3.75     $  3.75     $  3.75
% of Par on Holdco Subordinated Notes (1)                          100%         80%         70%         60%         50%         40%
Actual Offer Price                                             $  3.75     $  3.38     $  3.19     $  3.00     $  2.81     $  2.63
Total Units Outstanding (2)                                       12.9        12.9        12.9        12.9        12.9        12.9
                                                               -------     -------     -------     -------     -------     -------
Implied Equity Market Value                                    $  48.2     $  43.4     $  41.0     $  38.6     $  36.2     $  33.8
Plus: Net Debt as of 12/31/01                                    223.9       223.9       223.9       223.9       223.9       223.9
                                                               -------     -------     -------     -------     -------     -------
Implied Adjusted Market Value                                  $ 272.2     $ 267.3     $ 264.9     $ 262.5     $ 260.1     $ 257.7

Premium of Actual Offer Price to:
  Current Price, 1/23/02 ($1.89)                                  98.4%       78.6%       68.7%       58.7%       48.8%       38.9%
  Second Independent Committee Mtg., 11/30/01 ($2.00)             87.5%       68.8%       59.4%       50.0%       40.6%       31.3%
  Revised Offer pre-announcement, 11/8/01 ($2.30)                 63.0%       46.7%       38.6%       30.4%       22.3%       14.1%
  First Independent Committee Mtg., 8/2/01 ($5.60)               (33.0%)     (39.7%)     (43.1%)     (46.4%)     (49.8%)     (53.1%)
  Initial Offer pre-announcement, 5/10/01 ($6.92)                (45.8%)     (51.2%)     (53.9%)     (56.6%)     (59.4%)     (62.1%)
------------------------------------------------------------------------------------------------------------------------------------


       Transaction                                  Book          Transaction                                    Book
       Multiples @   EBITDDA   $ / MBF   $ / Acre   Value         Multiples @   EBITDDA    $ / MBF   $ / Acre    Value
       -----------   -------   -------   --------   -----         -----------   -------    -------   --------    -----
2001      $3.75      10.1x      $ 150     $ 406      1.5x             $2.81       9.6x      $ 143     $ 388      1.1x
2002E                25.8x        N/A       N/A       NM                         24.7x        N/A       N/A       NM

2001      $3.00       9.7x      $ 145     $ 392      1.2x             $2.63       9.5x      $ 142     $ 385      1.1x
2002E                24.9x        N/A       N/A       NM                         24.5x        N/A       N/A       NM

----------
(1) The outstanding Klamath Notes ($225MM 9 5/8% Senior Notes due 2007), which are senior to the Holdco Subordinated Notes, currently trade at 65.5% of par with an implied YTM of 19.9%.

(2) 0.8MM options outstanding have an average strike price of $13.75 and are significantly out-of-the-money.


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                                      -15-

                                                              Situation Overview

Valuation Summary
================================================================================

Valuation Methodology

  [The following information was depicted as a chart in the printed material]

52-week low/high unit price                     $1.51        $6.99       $8.50
Minority Close-out                              $3.01        $4.06       $7.07
Appraised Valuation                             $3.47        $2.80       $6.27
Comparable Acquisition                          $3.09        $4.38       $7.47
Comparable companies                            $2.85        $3.72       $6.57
Dividend Valuation                              $7.85        $1.54       $9.39
Discounted Cash Flow (Klameter Falls only)      $2.23        $3.17       $5.40

----------
Note: 11/8/01 Unit price = $2.30; current price at $1.89 (1/23/01).

(1) Appraisal value range based on 10% - 20% discount on timberlands appraisals.


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                                      -16-

                                                              Situation Overview

DrKW Work Process
================================================================================

o Organizational teleconference meetings were held between DrKW and the Independent Committee in January 2001, before learning that Senior Management had not successfully secured financing for its proposal

o     The Initial Offer from Senior  Management was received by the  Independent
      Committee   on  May  10,  2001.   The   Independent   Committee   held  an
      organizational teleconference meeting on May 16, 2001

o On June 7, 2001, the Independent Committee briefed DrKW on its recent discussions with Senior Management and Senior Management's determination to move forward with the Initial Offer

o     DrKW met with Senior  Management  and  commenced its due diligence on June
      22, 2001

      o     Senior Management presented the Company's business plan to DrKW

      o The Klamath Falls 5-year business plan and assumptions were reviewed in detail, including:

            - Historical and projected timber prices and timber supply / demand conditions

            -     Future timber harvest volume expectations

      o Reviewed the proposed structure of the Initial Offer, particularly with respect to the offered 9 5/8% subordinated notes

o During the weeks of June 24 and July 2, 2001, DrKW held several teleconference meetings with the Company's CFO to review the business plan projections in greater detail

o On July 9 and 10, 2001, DrKW performed due diligence in Klamath Falls, Oregon, including tours of selected properties and meetings with business managers


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                                      -17-

                                                              Situation Overview

================================================================================

o During the week of July 9, 2001, DrKW received additional due diligence items from the Company, including independent appraisal reports of the Company's properties

o On July 18, 2001, DrKW held a teleconference meeting with the Independent Committee to update them on DrKW's progress in the due diligence process and to set a schedule for a formal presentation to the Independent Committee

o During the week of July 16, 2001, the Company provided DrKW with 5-year projections for Yakima

o On August 2, 2001, DrKW met with the Independent Committee to review DrKW's preliminary analysis of the Company and the Initial Offer

o On August 9, 2001, DrKW met with Senior Management to confirm the extent of limitations imposed by the Klamath Notes Indenture on harvest rates at Klamath

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised timber forecasts and internal valuation analysis

o DrKW received revised financial projections for both Klamath Falls and Yakima from the Company during the week of October 8, 2001

o     On October 11, 2001, DrKW met with Senior Management to review the revised
      financial   projections   and  discuss  the  Company's   timber   forecast
      assumptions

o On October 18, 2001, DrKW met with George Hornig, a director of the Company, to further discuss the financial projections and Independent Committee process

o On November 8, 2001, the Company informed DrKW of its intention to announce a Revised Offer

o At the close of business on November 8, 2001, the Company publicly announced its Revised Offer

o On November 30, 2001, DrKW met with the Independent Committee and with Senior Management to discuss the Revised Offer and revised projections


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                                      -18-

                                                              Situation Overview

================================================================================

      o The Company and Senior Management unexpectedly and without prior notice presented new and substantially modified projections at this meeting which upon cursory review contained errors

o Senior Management and the Independent Committee agreed to adjourn the meeting and have DrKW and the Company agree on a finalized and modified set of base case projections

      o Following a series of discussions thereafter, these base case projections were agreed upon by DrKW and the Company on January 22, 2002 along with two alternative cases

o The analyses contained herein are based upon these Revised January 2002 Company Projections


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                                      -19-

                                                              Situation Overview

DrKW Analysis
================================================================================

o     DrKW analyzed the Base Case set of projections prepared by the Company

      o     Projections for Klamath and Yakima for 2002 - 2006

      o Pricing estimates based on Clearview trend estimates for stumpage prices

      o Harvest projections at Klamath calculated at approximately the maximum permitted for this period under the Klamath Notes indenture

      o Harvests projections for Yakima are believed to exceed sustainable levels and Senior Management is forecasting a marked decrease in 2006

o The Company also provided DrKW with two alternative cases that Senior Management views as probable outcomes

o     Alternative #1: Yakima purchases additional land to harvest  ("Acquisition
      Case")

      o Assumes that Yakima acquires additional land in early 2002 for $20MM cash which is harvested beginning 2002 to provide additional cash earnings at Yakima

      o Land purchase is wholly financed through $20MM of additional debt drawn under the Yakima credit facility (raising the total principal amount outstanding to $115MM)

      o To obtain additional debt financing, $6.6MM of land is transferred to Yakima from Klamath (required to meet the 75% borrowing base requirements under the DG Bank / MBIA credit facility)

      o As a result of the land purchase, Yakima EBITDDA / cashflows higher than in Base Case

      o     All other assumptions are the same as the Base Case

o     Alternative #2: amendment to Klamath Notes indenture ("Amendment Case")

      o Assumes that the Klamath Notes indenture is modified pursuant to a successful consent solicitation to allow for $2.5MM to be distributed from Klamath even if the indenture's 1.75x coverage ratio test is not met

      o     Consent solicitation fee assumed at 0.5%

      o     All other assumptions same as Base Case


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                                      -20-

                                                              Situation Overview

================================================================================

o DrKW analyzed the cash flows under the Base Case and two alternative cases, especially with respect to the Company's ability to service the interest and sinking fund requirements on the proposed Holders' Subordinated Notes

o Analysis assumes that excess cash flows at Klamath (that are not distributable) are used to buy back the Klamath Notes at some discount to par

o In addition, DrKW performed a pricing sensitivity by analyzing each of the foregoing cases under trend forecasts for stumpage prices published by RISI (an independent industry research organization)

      o The RISI stumpage trend prices were applied to the Klamath/Yakima stumpage prices to yield the appropriate RISI-based delivered log prices

                           --------------------------------------------------
                                        Delivered Log Prices
                           --------------------------------------------------
                           2001     2002     2003      2004      2005    2006
                           ----     ----     ----      ----      ----    ----
Company estimate            348      363      402       389       432     462
     Trend                           4.2%    10.7%     (3.0%)    10.9%    7.0%

RISI-based estimate(1)      348      292      337       428       410     438
     Trend                         (16.2%)   15.5%     27.0%     (4.3%)   7.0%

Difference                    0       71       65       (39)       22      24
     Trend                  0.0%    19.6%    16.2%    (10.0%)     5.1%    5.2%

----------
(1)   2006 calculated using Company / Clearview trend estimates.


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                                      -21-

                                                              Situation Overview

Issues Under Proposed Structure - Conclusions of DrKW Analysis
================================================================================

o     Nominal value of Revised Offer at low-end of DrKW valuation range

      o Actual valuation below DrKW valuation range given that Holdco Subordinated Notes are likely to trade at a deep discount to par (40% to 60%)

o Difficult for Company to make interest payments on the Holdco Subordinated Notes if timber price recovery falls short of the Revised January 2002 Company Projections

o Difficult for Company to pay principal on the Holdco Subordinated Notes due in 2008 if price recovery falls short of the Revised January 2002 Company Projections

o If timber price recovery is meaningfully less than the Revised January 2002 Company Projections, then Klamath could default on the interest payments and/or the principal of the $225MM Klamath Notes since very limited capacity exists to raise harvests due to indenture restrictions

o     Senior Management does not inject any new capital as a part of the Revised
      Offer

o If timber prices do not meet the Revised January 2002 Company Projections, the reduced coverage could trigger principal repayments under the DG Bank / MBIA credit facility


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                                      -22-

                                                              Situation Overview

Issues Under Proposed Structure - Base Case ($ in millions)
================================================================================

                --------------                       ---------
                    $14.7MM - - - - - - - - - - - - - COMPANY
                    Sub. Notes
                --------------                       ---------
              7.00%                                      |  100%
              Potential Rating: Caa1/CCC+                |
                                                         |
                                                         |
                --------------                       ---------
                    $95MM - - - - - - - - - - - - - - YAKIMA
                    Loan                                LLC
                --------------                       ---------
              Coupon CP + 60 bps                         |  100%
              Ins. 1.80%                                 |
                                                         |
                                                         |
                --------------                       ---------
                    $225MM - - - - - - - - - - - - -  KLAMATH
                    Sr. Notes                           LLC
                --------------                       ---------
              9 5/8% coupon = $21.7MM
              19.9% YTM
              Rating: B2/B

                                                 2002        2003        2004
                                                 ----        ----        ----
Cash from Klam. / Yak                             2.9         4.5         5.9
Payouts on Notes / Revolver(1)                   (2.5)       (2.5)       (2.5)
                                                -----       -----       -----
Cash for Distribution to                          0.4         2.0         3.4
Current Insiders

Stand-alone EBITDDA                              13.2        11.9        11.8
Interest and Fee                                 (4.5)       (5.0)       (5.5)
Capex                                            (0.4)       (0.4)       (0.5)
Contrib. to Reserve(2)                           (0.5)       (2.0)        0.0
Repayment of Principal(3)                        (4.9)        0.0         0.0
                                                -----       -----       -----
Stand-alone Cash Flow                             2.9         4.5         5.9

Cash from Klamath                                 0.0         0.0         0.0

EBITDDA                                          27.6        27.0        25.9
Interest / Fees                                 (21.4)      (20.7)      (20.1)
Capex / Other                                    (2.7)       (1.4)       (1.4)
Consent Fee                                       0.0         0.0         0.0
                                                -----       -----       -----
Cash Flow                                         3.6         5.0         4.4

Klamath Debt(4)                                 217.3       210.7       205.1

----------
(1)   Includes sinking fund payments.

(2) Yakima is required to place an additional $5.5MM into a borrowing reserve in 2002. Yakima expects to obtain $5MM from cash held in escrow under a separate operating reserve account and replace such cash with a letter of credit.

(3) For repayment of debt incurred to purchase additional land in 4Q 2001. Note that Yakima had $2.8MM non-restricted cash as of 12/31/01.

(4)   Debt repurchase assumed at 70%-80% discount.


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                                      -23-

                                                              Situation Overview

Issues Under Proposed Structure - Acquisition Case ($ in millions)
================================================================================

                --------------                       ---------
                    $14.7MM - - - - - - - - - - - - - COMPANY
                    Sub. Notes
                --------------                       ---------
              7.00%                                      |  100%
              Potential Rating: Caa1/CCC+                |
                                                         |
                                                         |
                --------------                       ---------
                   $115MM - - - - - - - - - - - - - - YAKIMA
                    Loan(1)                             LLC
                --------------                       ---------
              Coupon CP + 60 bps                         |  100%
              Ins. 1.80%                                 |
                                                         |
                                                         |
                --------------                       ---------
                    $225MM - - - - - - - - - - - - -  KLAMATH
                    Sr. Notes                           LLC
                --------------                       ---------
              9 5/8% coupon = $21.7MM
              19.9% YTM
              Rating: B2/B

                                                   2002        2003        2004
                                                   ----        ----        ----
Cash from Klam. / Yak                               3.5         3.4         6.5
Payouts on Notes / Revolver(1)                     (2.5)       (2.5)       (2.5)
                                                  -----       -----       -----
Cash for Distribution to                            1.0         0.9         4.0
Current Insiders

Stand-alone EBITDDA                                14.7        13.7        13.5
Interest and Fee                                   (5.4)       (5.9)       (6.5)
Capex                                              (0.4)       (0.4)       (0.5)
Contrib. to Reserve(2)                             (0.5)       (4.0)        0.0
Repayment of Principal(3)                          (4.9)        0.0         0.0
                                                  -----       -----       -----
Stand-alone Cash Flow                               3.5         3.4         6.5

Cash from Klamath                                   0.0         0.0         0.0

EBITDDA                                            27.6        27.0        25.9
Interest                                          (21.4)      (20.7)      (20.1)
Capex / Other                                      (2.7)       (1.4)       (1.4)
Consent Fee                                         0.0         0.0         0.0
                                                  -----       -----       -----
Cash Flow                                           3.6         5.0         4.4

Klamath Debt(4)                                   217.3       210.7       205.1

----------
(1)   Includes sinking fund payments.

(2) Yakima is required to place an additional $5.5MM into a borrowing reserve in 2002. Yakima expects to obtain $5MM from cash held in escrow under a separate operating reserve account and replace such cash with a letter of credit.

(3) For repayment of debt incurred to purchase additional land in 4Q 2001. Note that Yakima had $2.8MM non-restricted cash as of 12/31/01.

(4)   Debt repurchase assumed at 70%-80% discount.


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                                      -24-

                                                              Situation Overview

Issues Under Proposed Structure - Amendment Case ($ in millions)
================================================================================

                --------------                       ---------
                    $14.7MM - - - - - - - - - - - - - COMPANY
                    Sub. Notes
                --------------                       ---------
              7.00%                                      |  100%
              Potential Rating: Caa1/CCC+                |
                                                         |
                                                         |
                --------------                       ---------
                   $115MM - - - - - - - - - - - - - - YAKIMA
                    Loan(1)                             LLC
                --------------                       ---------
 $2.55MM per  Coupon CP + 60 bps                         |  100%
    annum     Ins. 1.80%                                 |
Distributions                                            |
  Permitted                                              |
                --------------                       ---------
                    $225MM - - - - - - - - - - - - -  KLAMATH
                    Sr. Notes                           LLC
                --------------                       ---------
              9 5/8% coupon = $21.7MM
              19.9% YTM
              Rating: B2/B

                                                   2002        2003        2004
                                                   ----        ----        ----
Cash from Klam. / Yak                               5.4         7.0         8.4
Payouts on Notes / Revolver(1)                     (2.5)       (2.5)       (2.5)
                                                  -----       -----       -----
Cash for Distribution to                            2.9         4.5         5.9
Current Insiders

Stand-alone EBITDDA                                13.2        11.9        11.8
Interest and Fee                                   (4.5)       (5.0)       (5.5)
Capex                                              (0.4)       (0.4)       (0.5)
Contrib. to Reserve(2)                             (0.5)       (2.0)        0.0
Repayment of Principal(3)                          (4.9)        0.0         0.0
                                                  -----       -----       -----
Stand-alone Cash Flow                               2.9         4.5         5.9

Cash from Klamath                                   2.5         2.5         2.5

EBITDDA                                            27.6        27.0        25.9
Interest                                          (21.7)      (21.4)      (21.3)
Capex / Other                                      (2.7)       (1.4)       (1.4)
Consent Fee                                         1.1         0.0         0.0
                                                  -----       -----       -----
Cash Flow                                           2.2         4.2         3.3

Klamath Debt(4)                                   222.9       220.6       219.6

----------
(1)   Includes sinking fund payments.

(2) Yakima is required to place an additional $5.5MM into a borrowing reserve in 2002. Yakima expects to obtain $5MM from cash held in escrow under a separate operating reserve account and replace such cash with a letter of credit.

(3) For repayment of debt incurred to purchase additional land in 4Q 2001. Note that Yakima had $2.8MM non-restricted cash as of 12/31/01.

(4)   Debt repurchase assumed at 70%-80% discount.


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                                      -25-

                                                              Situation Overview

Issues Under Proposed Structure ($ in millions)
================================================================================

                                                     ---------------------------------------------------------------
                                                                                FYE 12/31
                                                     ---------------------------------------------------------------
                                                     2002E      2003E        2004E      2005E      2006E       2007E
                                                     -----      -----        -----      -----      -----       -----
                                                                          Available Cash Flow(1)
                                                     ---------------------------------------------------------------
              |   Company Projections
              |     Avail to Holdco                    2.9        4.5          5.9        6.2        1.0        16.9
              |     Cash shortfall at Klamath           --         --           --         --         --          --
Base          |
Case          |   RISI Trend Forecasts
              |     Avail to Holdco                    0.1        1.6          7.9        5.9        0.5         0.8
              |     Cash shortfall at Klamath          9.1        7.2           --         --         --          --

              |   Company Projections
              |     Avail to Holdco                    3.5        3.4          6.5        7.2        2.5        18.9
              |     Cash shortfall at Klamath           --         --           --         --         --          --
Acquisition   |
Case          |   RISI Trend Forecasts
              |     Avail to Holdco                    0.2       (0.1)         9.1        6.8        1.7         2.7
              |     Cash shortfall at Klamath          9.1        7.2           --         --         --          --

              |   Company Projections
              |     Avail to Holdco                    5.4        7.0          8.4        8.7        3.2         3.4
              |     Cash shortfall at Klamath           --         --           --         --         --          --
Amendment     |
Case          |   RISI Trend Forecasts
              |     Avail to Holdco                    2.6        4.1         10.4        8.4        3.0         3.3
              |     Cash shortfall at Klamath         10.5        8.0           --        0.2         --          --

----------
(1) Assumes cash shortfalls at Klamath met through draw on assumed Klamath Revolver. Unclear whether Klamath can successfully put in place revolver facility, given indenture restrictions. If revolver unavailable, then Klamath would be in default on Klamath Notes.


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                                      -26-

                                                              Situation Overview

================================================================================

Holdco Subordinated Notes Likely Valued Substantially Below Par

o The outstanding Klamath Notes ($225MM 9 5/8% Senior Notes due 2007) trade at 65.5% of par with a 19.9% YTM and B2/B rating

      o The Holdco Subordinated Notes issued by the Company will be structurally subordinate by two levels to the Klamath Notes

      o At $14.7MM face value, the Holdco Subordinated Notes likely would be illiquid and difficult for the holders to sell

o DrKW is of the view that the Holdco Subordinated Notes would have a YTM of 18% to 25%

      o Yield estimates based on yields expected by mezzanine financing if Holdco / Yakima were to be acquired in an LBO

      o Given the terms of the Holdco Subordinated Notes, this implies valuations in the range of 40% to 60%

      o In a summary valuation of the Revised Offer by A.G. Edwards (11/9/01), the Holdco Subordinated Notes are valued at 40% of par


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                                      -27-

                                                              Situation Overview

================================================================================

Difficult to make interest/principal payments on the Holdco Subordinated Notes

Klamath Indenture Restrictions on Distributions

o Unless the Klamath Indenture is modified, no cash distributions can be made from Klamath to Yakima and to the parent Company to service interest on the Holdco Subordinated Notes under the Revised January 2002 Company Projections

o The indenture governing the Klamath Notes prohibits cash distributions unless a 1.75x interest coverage requirement is met (EBITDDA/Interest > 1.75)

      o Given the $21.7MM interest owed on the Klamath Notes, the threshold EBITDDA requirement is $38MM--which is more than the EBITDDA Senior Management expects Klamath to generate throughout the entire forecast period ending 2007

      o Even with the repurchase of the Klamath Notes with free cashflows at Klamath, the 1.75x interest coverage would not be met until 2006

o     Senior   Management   has  indicated   that  it  intends  to  negotiate  a
      modification of the Klamath  indenture with the bondholders (see Amendment
      Case); however, no definitive conclusions have been reached

      o     Majority  approval  required  to  amend  Klamath   indenture--Senior
            Management estimates that top five bondholders own 62% of the principal amount

      o Bondholders have little incentive to approve an amendment which would impair the creditworthiness of Klamath - so substantial execution risk remains

      o Senior Management has indicated that an amendment of the interest coverage covenant in the indenture would cost approximately 0.50% of the face value of the Klamath Notes; however, the price could be higher

      o Klamath Notes cannot be redeemed prior to 11/15/02, after which date the Notes can be redeemed at 104 13/16% declining to 100% at 11/15/05


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                                      -28-

                                                              Situation Overview

================================================================================

Limited Cashflows at Yakima

o If the recovery in timber prices falls short of the Revised January 2002 Company Projections, then Yakima may not generate enough cashflows to cover the interest and sinking fund payments due on the Holdco Subordinated Notes

      o Management has informed DrKW that it can increase its harvests by 5MM BF per annum to raise its cashflows--though this may deteriorate timberlands value and trigger call on DG / MBIA credit facility

o     DG Loan cannot exceed 75% of underlying Yakima timber and timberlands

      o Potential to call on at least a portion of the loan (default) if timber and timberlands valuation drop due to deteriorating price environment or harvesting above a sustainable yield

o Principal repayments on the DG Bank / MBIA credit facility are presently scheduled to begin at the end of year 4

      o The Revised January 2002 Company Projections assume the principal amortization date is deferred to Year 12, and so does not consider potential cashflow issues related to an early pay down

      o Senior Management has indicated that it can successfully negotiate to defer the amortization start date to year 12

o Yakima required to contribute $7.5MM by 2002 (and an additional $2.0MM by 2003) to fund a borrowing reserve account pursuant to terms of DG Bank / MBIA credit facility

      o     $2.0MM already funded (as of 12/31/01)

      o Company expects to withdraw $5.0MM currently held in an operating reserve account (under the same credit facility) to partially fund borrowing reserve

      o However, $5.0MM withdrawal not certain - depends on ability of Company to obtain LC to cover the operating reserve account

      o     In the Acquisition  Case, an additional  $4.0MM would be required by
            2003


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                                      -29-

                                                              Situation Overview

================================================================================

o     As an  alternative,  Senior  Management  has  indicated  that  Yakima  can
      purchase  additional   timberlands  financed  with  additional  debt  (see
      Alternative #2 - Yakima Acquisition)

o Would allow for additional harvests (9.5MM BF per annum) at Yakima over 2002--2006 to provide for additional cash earnings

Limited Ability For Increasing Harvest Rates at Klamath to Avoid Default on Klamath Notes

o If timber price recovery is meaningfully less than as set forth in the Revised January 2002 Company Projections, then Klamath could default on the $225MM Klamath Notes

o This is because very little capacity exists under the Klamath indenture for Klamath to increase its annual harvests beyond the current projected amounts in the face of adverse timber prices

      o The indenture requires that the average harvest rate at Klamath not exceed more than 150MM BF per year over any five year period

      o However, because of past harvests (especially in 2000 and 2001), Klamath cannot harvest much more than is set in the Revised January 2002 Company Projections (159MM BF in 2002, 133MM BF in 2003)

o Unlikely to obtain indenture modification to allow for higher harvest rates since Klamath Noteholders would be unwilling to devalue underlying assets for the benefit of equity holders


                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Base Case - Revised January 2002 Company Projections ($ in millions)
================================================================================

                                                              -------------------------------------------------------
                                                                                      FYE 12/31
                                                              -------------------------------------------------------
                                                              2002E     2003E     2004E     2005E     2006E     2007E
                                                              -----     -----     -----     -----     -----     -----
Parent Co         Cash Flow Available from Yakima / Klamath   $ 2.9     $ 4.5     $ 5.9     $ 6.2     $ 1.0     $16.9
                  Less: Interest due on Notes @ 7.00%           1.0       1.0       1.0       1.0       1.0       1.0
                  Less: Interest due on Revolver                0.0       0.0       0.0       0.0       0.1       0.1
                  Less: Principal to Sinking Fund               1.5       1.5       1.5       1.5       1.5       1.5
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     0.4       2.0       3.4       3.7      (1.6)     14.4

                  Holdco Subordinated Notes                    14.7      14.7      14.7      14.7      14.7      14.7
                  Yakima / Parent Revolver                      0.0       0.0       0.0       0.0       1.6       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Total Debt                                   14.7      14.7      14.7      14.7      16.3      14.7

                  Total Consolidated Debt / EBITDDA             8.0x      8.2x      8.4x      7.3x      7.3x      6.9x
                  EBITDDA / Total Consolidated Interest         1.7x      1.6x      1.6x      1.7x      1.7x      1.9x

Yakima            EBITDDA                                      13.2      11.9      11.8      12.6       7.0       7.2
                  Less: Interest & Fees                         4.5       5.0       5.5       5.9       5.9       5.9
                  Less: Capex                                   0.4       0.4       0.5       0.5       0.4       0.4
                  Less: Contribution to Reserve                 0.5       2.0       0.0       0.0       0.0       0.0
                  Less: Repayment of Principal                  4.9       0.0       0.0       0.0       0.0       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     2.9       4.5       5.9       6.2       0.7       0.9

                  Yakima Debt                                  95.0      95.0      95.0      95.0      95.0      95.0

Klamath           EBITDDA                                      27.6      27.0      25.9      29.4      33.2      35.1
                  Less: Interest Expense on Klamath Notes      21.3      20.6      20.0      19.3      18.3      17.6
                  Less: Interest on Wk Cap./Revolver            0.1       0.1       0.1       0.1       0.1       0.1
                  Less: 0.5% Consent Solicitation Fee           0.0       0.0       0.0       0.0       0.0       0.0
                  Less: Capex                                   2.7       1.4       1.4       1.4       1.4       1.4
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow at Klamath                          3.6       5.0       4.4       8.6      13.5      16.0

                  Financing: Revolver/Klamath Notes            (5.4)     (5.0)     (4.4)     (8.6)    (13.2)      0.0
                  Post-Financing Cash Flows                     0.0       0.0       0.0       0.0       0.3      16.0

                  Cash Flow Available to Yakima                 0.0       0.0       0.0       0.0       0.3      16.0

                  Revolver Ending Balance                       0.0       0.0       0.0       0.0       0.0       0.0
                  Ending Klamath Notes Debt                   217.3     210.7     205.1     196.5     183.3     183.3
                  Fixed Coverage Ratio                         1.30x     1.31x     1.29x     1.52x     1.82x     1.99x
                  Debt / EBITDDA                                7.9x      7.8x      7.9x      6.7x      5.5x      5.2x


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--------------------------------------------------------------------------------

                                                              Situation Overview

Base Case - RISI Trend Forecasts ($ in millions)
================================================================================

                                                              -------------------------------------------------------
                                                                                       FYE 12/31
                                                              -------------------------------------------------------
                                                              2002E     2003E     2004E     2005E     2006E     2007E
                                                              -----     -----     -----     -----     -----     -----
Parent Co         Cash Flow Available from Yakima / Klamath   $ 0.1     $ 1.6     $ 7.9     $ 5.9     $ 0.5     $ 0.8
                  Less: Interest due on Notes @ 7.00%           1.0       1.0       1.0       1.0       1.0       1.0
                  Less: Interest due on Revolver                0.1       0.2       0.1       0.0       0.1       0.2
                  Less: Principal to Sinking Fund               1.5       1.5       1.5       1.5       1.5       1.5
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                    (2.5)     (1.1)      5.3       3.4      (2.0)     (1.9)

                  Holdco Subordinated Notes                    14.7      14.7      14.7      14.7      14.7      14.7
                  Yakima / Parent Revolver                      2.5       3.6       0.0       0.0       2.0       4.0
                                                              -----     -----     -----     -----     -----     -----
                  Total Debt                                   17.2      18.3      14.7      14.7      16.8      18.7

                  Total Consolidated Debt / EBITDDA            12.7x     12.4x      7.5x      8.6x      9.1x      8.5x
                  EBITDDA / Total Consolidated Interest         1.1x      1.1x      1.7x      1.5x      1.4x      1.5x

Yakima            EBITDDA                                      10.5       9.0      13.8      12.3       6.8       7.1
                  Less: Interest & Fees                         4.5       5.0       5.5       5.9       5.9       5.9
                  Less: Capex                                   0.4       0.4       0.5       0.5       0.4       0.4
                  Less: Contribution to Reserve                 0.5       2.0       0.0       0.0       0.0       0.0
                  Less: Repayment of Principal                  4.9       0.0       0.0       0.0       0.0       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     0.1       1.6       7.9       5.9       0.5       0.8

                  Yakima Debt                                  95.0      95.0      95.0      95.0      95.0      95.0

Klamath           EBITDDA                                      16.1      18.1      30.9      26.5      30.1      31.8
                  Less: Interest Expense on Klamath Notes      21.6      21.6      21.6      21.6      21.6      21.3
                  Less: Interest on Wk Cap./Revolver            0.9       2.3       2.5       1.8       1.1       0.3
                  Less: 0.5% Consent Solicitation Fee           0.0       0.0       0.0       0.0       0.0       0.0
                  Less: Capex                                   2.7       1.4       1.4       1.4       1.4       1.4
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow at Klamath                         (9.1)     (7.2)      5.5       1.7       6.0       8.8

                  Financing: Revolver/Klamath Notes             8.7       7.2      (5.5)     (1.7)     (6.0)     (8.8)
                  Post-Financing Cash Flows                     0.0      (0.0)     (0.0)     (0.0)     (0.0)     (0.0)

                  Cash Flow Available to Yakima                 0.0      (0.0)     (0.0)     (0.0)     (0.0)     (0.0)

                  Revolver Ending Balance                       9.1      16.2      10.8       9.1       3.1       0.0
                  Ending Klamath Notes Debt                   224.5     224.5     224.5     224.5     224.5     218.8
                  Fixed Coverage Ratio                         0.74x     0.84x     1.43x     1.23x     1.39x     1.49x
                  Debt / EBITDDA                               14.5x     13.3x      7.6x      8.8x      7.6x      6.9x


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--------------------------------------------------------------------------------

                                                              Situation Overview

Acquisition Case - Revised January 2002 Company Projections ($ in millions)
================================================================================

                                                              -------------------------------------------------------
                                                                                       FYE 12/31
                                                              -------------------------------------------------------
                                                              2002E     2003E     2004E     2005E     2006E     2007E
                                                              -----     -----     -----     -----     -----     -----
Parent Co         Cash Flow Available from Yakima / Klamath   $ 3.5     $ 3.4     $ 6.5     $ 7.2     $ 2.5     $18.9
                  Less: Interest due on Notes @ 7.00%           1.0       1.0       1.0       1.0       1.0       1.0
                  Less: Interest due on Revolver                0.0       0.0       0.0       0.0       0.0       0.0
                  Less: Principal to Sinking Fund               1.5       1.5       1.5       1.5       1.5       1.5
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     1.0       0.9       4.0       4.7      (0.0)     16.4

                  Holdco Subordinated Notes                    14.7      14.7      14.7      14.7      14.7      14.7
                  Yakima / Parent Revolver                      0.0       0.0       0.0       0.0       0.0       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Total Debt                                   14.7      14.7      14.7      14.7      14.8      14.7

                  Total Consolidated Debt / EBITDDA             8.2x      8.4x      8.5x      7.4x      7.4x      6.9x
                  EBITDDA / Total Consolidated Interest         1.7x      1.6x      1.6x      1.8x      1.8x      2.0x

Yakima            EBITDDA                                      14.7      13.7      13.5      14.7       9.4      10.4
                  Less: Interest & Fees                         5.4       5.9       6.5       7.1       7.1       7.1
                  Less: Capex                                   0.4       0.4       0.5       0.5       0.4       0.4
                  Less: Contribution to Reserve                 0.5       4.0       0.0       0.0       0.0       0.0
                  Less: Repayment of Principal                  4.9       0.0       0.0       0.0       0.0       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     3.5       3.4       6.5       7.2       1.9       2.9

                  Yakima Debt                                 115.0     115.0     115.0     115.0     115.0     115.0

Klamath           EBITDDA                                      27.6      27.0      25.9      29.4      33.2      35.1
                  Less: Interest Expense on Klamath Notes      21.3      20.6      20.0      19.3      18.3      17.7
                  Less: Interest on Wk Cap./Revolver            0.1       0.1       0.1       0.1       0.1       0.1
                  Less: 0.5% Consent Solicitation Fee           0.0       0.0       0.0       0.0       0.0       0.0
                  Less: Capex                                   2.7       1.4       1.4       1.4       1.4       1.4
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow at Klamath                          3.6       5.0       4.4       8.6      13.5      16.0

                  Financing: Revolver/Klamath Notes            (5.4)     (5.0)     (4.4)     (8.6)    (12.9)      0.0
                  Post-Financing Cash Flows                     0.0       0.0       0.0       0.0       0.5      16.0

                  Cash Flow Available to Yakima                 0.0       0.0       0.0       0.0       0.5      16.0

                  Revolver Ending Balance                       0.0       0.0       0.0       0.0       0.0       0.0
                  Ending Klamath Notes Debt                   217.3     210.7     205.1     196.5     183.5     183.5
                  Fixed Coverage Ratio                         1.30x     1.31x     1.29x     1.52x     1.82x     1.98x
                  Debt / EBITDDA                                7.9x      7.8x      7.9x      6.7x      5.5x      5.2x


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--------------------------------------------------------------------------------

                                                              Situation Overview

Acquisition Case - RISI Trend Forecasts ($ in millions)
================================================================================

                                                              -------------------------------------------------------
                                                                                      FYE 12/31
                                                              -------------------------------------------------------
                                                              2002E     2003E     2004E     2005E     2006E     2007E
                                                              -----     -----     -----     -----     -----     -----
Parent Co         Cash Flow Available from Yakima / Klamath   $ 0.2     ($0.1)    $ 9.1     $ 6.8     $ 1.7     $ 2.7
                  Less: Interest due on Notes @ 7.00%           1.0       1.0       1.0       1.0       1.0       1.0
                  Less: Interest due on Revolver                0.1       0.2       0.2       0.0       0.0       0.0
                  Less: Principal to Sinking Fund               1.5       1.5       1.5       1.5       1.5       1.5
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                    (2.3)     (2.8)      6.5       4.3      (0.8)      0.1

                  Holdco Subordinated Notes                    14.7      14.7      14.7      14.7      14.7      14.7
                  Yakima / Parent Revolver                      2.3       5.2       0.0       0.0       0.8       0.7
                                                              -----     -----     -----     -----     -----     -----
                  Total Debt                                   17.1      19.9      14.7      14.7      15.5      15.4

                  Total Consolidated Debt / EBITDDA            13.0x     12.6x      7.5x      8.7x      9.0x      8.3x
                  EBITDDA / Total Consolidated Interest         1.1x      1.1x      1.8x      1.5x      1.4x      1.6x

Yakima            EBITDDA                                      11.4      10.3      16.1      14.4       9.2      10.1
                  Less: Interest & Fees                         5.4       5.9       6.5       7.1       7.1       7.1
                  Less: Capex                                   0.4       0.4       0.5       0.5       0.4       0.4
                  Less: Contribution to Reserve                 0.5       4.0       0.0       0.0       0.0       0.0
                  Less: Repayment of Principal                  4.9       0.0       0.0       0.0       0.0       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     0.2      (0.1)      9.1       6.8       1.7       2.7

                  Yakima Debt                                 115.0     115.0     115.0     115.0     115.0     115.0

Klamath           EBITDDA                                      16.1      18.1      30.9      26.5      30.1      31.8
                  Less: Interest Expense on Klamath Notes      21.6      21.6      21.6      21.6      21.6      21.3
                  Less: Interest on Wk Cap./Revolver            0.9       2.3       2.5       1.8       1.1       0.3
                  Less: 0.5% Consent Solicitation Fee           0.0       0.0       0.0       0.0       0.0       0.0
                  Less: Capex                                   2.7       1.4       1.4       1.4       1.4       1.4
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow at Klamath                         (9.1)     (7.2)      5.5       1.7       6.0       8.8

                  Financing: Revolver/Klamath Notes             8.7       7.2      (5.5)     (1.7)     (6.0)     (8.8)
                  Post-Financing Cash Flows                     0.0      (0.0)     (0.0)     (0.0)     (0.0)     (0.0)

                  Cash Flow Available to Yakima                 0.0      (0.0)     (0.0)     (0.0)     (0.0)     (0.0)

                  Revolver Ending Balance                       9.1      16.2      10.8       9.1       3.1       0.0
                  Ending Klamath Notes Debt                   224.5     224.5     224.5     224.5     224.5     218.8
                  Fixed Coverage Ratio                         0.74x     0.84x     1.43x     1.23x     1.39x     1.49x
                  Debt / EBITDDA                               14.5x     13.3x      7.6x      8.8x      7.6x      6.9x


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--------------------------------------------------------------------------------

                                                              Situation Overview

Amendment Case - Revised January 2002 Company Projections ($ in millions)
================================================================================

                                                              -------------------------------------------------------
                                                                                      FYE 12/31
                                                              -------------------------------------------------------
                                                              2002E     2003E     2004E     2005E     2006E     2007E
                                                              -----     -----     -----     -----     -----     -----
Parent Co         Cash Flow Available from Yakima / Klamath   $ 5.4     $ 7.0     $ 8.4     $ 8.7     $ 3.2     $ 3.4
                  Less: Interest due on Notes @ 7.00%           1.0       1.0       1.0       1.0       1.0       1.0
                  Less: Interest due on Revolver                0.0       0.0       0.0       0.0       0.0       0.0
                  Less: Principal to Sinking Fund               1.5       1.5       1.5       1.5       1.5       1.5
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     2.9       4.5       5.9       6.2       0.7       0.9

                  Holdco Subordinated Notes                    14.7      14.7      14.7      14.7      14.7      14.7
                  Yakima / Parent Revolver                      0.0       0.0       0.0       0.0       0.0       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Total Debt                                   14.7      14.7      14.7      14.7      14.7      14.7

                  Total Consolidated Debt / EBITDDA             8.1x      8.5x      8.7x      7.7x      7.9x      7.2x
                  EBITDDA / Total Consolidated Interest         1.6x      1.5x      1.5x      1.6x      1.6x      1.8x

Yakima            EBITDDA                                      13.2      11.9      11.8      12.6       7.0       7.2
                  Less: Interest & Fees                         4.5       5.0       5.5       5.9       5.9       5.9
                  Less: Capex                                   0.4       0.4       0.5       0.5       0.4       0.4
                  Less: Contribution to Reserve                 0.5       2.0       0.0       0.0       0.0       0.0
                  Less: Repayment of Principal                  4.9       0.0       0.0       0.0       0.0       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     2.9       4.5       5.9       6.2       0.7       0.9

                  Yakima Debt                                  95.0      95.0      95.0      95.0      95.0      95.0

Klamath           EBITDDA                                      27.6      27.0      25.9      29.4      33.2      35.1
                  Less: Interest Expense on Klamath Notes      21.6      21.3      21.2      20.9      20.3      19.3
                  Less: Interest on Wk Cap./Revolver            0.1       0.1       0.1       0.1       0.1       0.1
                  Less: 0.5% Consent Solicitation Fee           1.1       0.0       0.0       0.0       0.0       0.0
                  Less: Capex                                   2.7       1.4       1.4       1.4       1.4       1.4
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow at Klamath                          2.2       4.2       3.3       7.0      11.5      14.4

                  Financing: Revolver/Klamath Notes            (1.5)     (1.7)     (0.8)     (4.5)     (9.0)    (11.9)
                  Post-Financing Cash Flows                     2.5       2.5       2.5       2.5       2.5       2.5

                  Cash Flow Available to Yakima                 2.5       2.5       2.5       2.5       2.5       2.5

                  Revolver Ending Balance                       0.0       0.0       0.0       0.0       0.0       0.0
                  Ending Klamath Notes Debt                   222.9     220.6     219.6     215.1     206.1     194.2
                  Fixed Coverage Ratio                         1.28x     1.27x     1.22x     1.41x     1.64x     1.82x
                  Debt / EBITDDA                                8.1x      8.2x      8.5x      7.3x      6.2x      5.5x


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--------------------------------------------------------------------------------

                                                              Situation Overview

Amendment Case - RISI Trend Forecasts ($ in millions)
================================================================================

                                                              -------------------------------------------------------
                                                                                      FYE 12/31
                                                              -------------------------------------------------------
                                                              2002E     2003E     2004E     2005E     2006E     2007E
                                                              -----     -----     -----     -----     -----     -----
Parent Co         Cash Flow Available from Yakima / Klamath   $ 2.6     $ 4.1     $10.4     $ 8.4     $ 3.0     $ 3.3
                  Less: Interest due on Notes @ 7.00%           1.0       1.0       1.0       1.0       1.0       1.0
                  Less: Interest due on Revolver                0.0       0.0       0.0       0.0       0.0       0.0
                  Less: Principal to Sinking Fund               1.5       1.5       1.5       1.5       1.5       1.5
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     0.1       1.6       7.9       5.9       0.5       0.8

                  Holdco Subordinated Notes                    14.7      14.7      14.7      14.7      14.7      14.7
                  Yakima / Parent Revolver                      0.0       0.0       0.0       0.0       0.0       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Total Debt                                   14.7      14.7      14.7      14.7      14.7      14.7

                  Total Consolidated Debt / EBITDDA            12.7x     12.6x      7.7x      8.9x      9.5x      9.0x
                  EBITDDA / Total Consolidated Interest         1.1x      1.0x      1.7x      1.4x      1.3x      1.4x

Yakima            EBITDDA                                      10.5       9.0      13.8      12.3       6.8       7.1
                  Less: Interest & Fees                         4.5       5.0       5.5       5.9       5.9       5.9
                  Less: Capex                                   0.4       0.4       0.5       0.5       0.4       0.4
                  Less: Contribution to Reserve                 0.5       2.0       0.0       0.0       0.0       0.0
                  Less: Repayment of Principal                  4.9       0.0       0.0       0.0       0.0       0.0
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow                                     0.1       1.6       7.9       5.9       0.5       0.8

                  Yakima Debt                                  95.0      95.0      95.0      95.0      95.0      95.0

Klamath           EBITDDA                                      16.1      18.1      30.9      26.5      30.1      31.8
                  Less: Interest Expense on Klamath Notes      21.8      22.1      22.4      22.7      22.9      23.2
                  Less: Interest on Wk Cap./Revolver            1.0       2.6       3.0       2.6       2.4       1.5
                  Less: 0.5% Consent Solicitation Fee           1.1       0.0       0.0       0.0       0.0       0.0
                  Less: Capex                                   2.7       1.4       1.4       1.4       1.4       1.4
                                                              -----     -----     -----     -----     -----     -----
                  Cash Flow at Klamath                        (10.5)     (8.0)      4.1      (0.2)      3.4       5.7

                  Financing: Revolver/Klamath Notes            12.6      10.5      (1.6)      2.7      (0.9)     (3.2)
                  Post-Financing Cash Flows                     2.5       2.5       2.5       2.5       2.5       2.5

                  Cash Flow Available to Yakima                 2.5       2.5       2.5       2.5       2.5       2.5

                  Revolver Ending Balance                      10.5      18.5      14.4      14.6      11.2       5.4
                  Ending Klamath Notes Debt                   228.1     231.4     234.5     237.0     239.6     242.1
                  Fixed Coverage Ratio                         0.74x     0.82x     1.38x     1.17x     1.31x     1.37x
                  Debt / EBITDDA                               14.8x     13.8x      8.1x      9.5x      8.3x      7.8x


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--------------------------------------------------------------------------------

                                                              Situation Overview

Negotiating Issues
================================================================================

o Cash distributions may not be paid to subordinated unitholders (Senior Management) while any arrearages remain outstanding on the common units

      o     The  common   unitholders  are  entitled  to  a  "Minimum  Quarterly
            Distribution" (MQD) of $0.50 (or $2.00 per annum)

      o While any subordinated units still remain outstanding (the "Subordination Period"), any arrearages accumulating on the common units with respect to unpaid MQD must be paid out before any distributions are made on the subordinated units

      o The Subordination Period extends until the first day of any quarter beginning after December 31, 2002 in respect of which, among other things, distributions on the common and subordinated units with respect to the three consecutive four-quarter periods immediately preceding such date equaled or exceeded the sum of the minimum quarterly distributions owed on all such units during such period

o Based on the Revised January 2002 Company Projections, no distributions are made throughout the 2002 - 2007 projection period on the subordinated units (held entirely by Senior Management)

o Because Senior Management owns 100% of the subordinated units, they may block a sale or liquidation of the Company

      o A majority vote of each of the subordinated and common is required to approve any merger or substantial asset sale


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                                      -37-

                                                              Situation Overview

Negotiating Issues (Cont'd) ($ in millions)
================================================================================

o     Senior Management invested net $2.3MM until the initial IPO (11/19/97)

o Following the IPO, Senior Management has recouped $26.8MM in distributions on their subordinated units

Initial Investment / IPO

               Sources                        Value                    Uses                         Value
               -------                        -----                    ----                         -----
Senior Management Equity                     $ 10.0          Weyerhauser Asset Purchase             $283.5
Net Proceeds from Klamath Notes Offering      217.4          Ochoco Asset Purchase                   110.0
Net Proceeds from MLP Offering                143.8          Advisory Fee                              4.9
Drawdown on Acquisition Facility               24.1          Management Fee                            2.8
Cash on Hand                                    5.9
                                             ------                                                 ------
Total                                        $401.2          Total                                  $401.2

Post-IPO

              Other Payments / Distributions to Senior Management
              ---------------------------------------------------
                 Year                 Distrib. on Subordinated(1)
                 ----                 ---------------------------
                 1997                          $ 1.0
                 1998                            8.6
                 1999                            8.6
                 2000                            8.6
                                               -----
                 Total                         $26.8

----------
(1)   Excludes distributions to common units owned by Senior Management.


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                                      -38-

================================================================================

                          ----------------------------

                          Overview of U.S. Timberlands

                          ----------------------------


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                                      -39-

                                                    Overview of U.S. Timberlands

Company History
================================================================================

o The Company (U.S. Timberlands, L.P.) is a Delaware Master Limited Partnership formed in June 1997

o On November 19, 1997, UST acquired substantially all of the equity interests in Klamath and the business and assets of U.S. Timberlands Management Company, LLC ("Old Services") and completed its IPO of common units

      o     The IPO raised approximately $157.0MM for UST

      o Concurrent with the IPO, Klamath and its wholly owned subsidiary, U.S. Timberlands Finance Corp. consummated the public offering of $225.0MM aggregate principal amount of unsecured senior notes with a coupon of 9 5/8%

      o Upon the closing of the acquisition, Old Services contributed its assets to U.S. Timberlands Services Company, LLC (the "General Partner"), in exchange for interests therein. Immediately thereafter, Klamath assumed certain indebtedness of U.S. Timberlands Holdings, LLC ("Holdings") and the General Partner contributed its timber operations to Klamath in exchange for a member interest in Klamath

      o The General Partner contributed all but a 1% member interest in Klamath to the Company in exchange for a general partner interest in the Company, the right to receive incentive distributions and 1,387,963 subordinated units representing limited partner interests in the Company, and Holdings contributed all of its interest in Klamath to the Company in exchange for 2,894,157 Subordinated Units.

      o As a result of such transactions, Klamath became the operating company and the General Partner owns an aggregate 2% interest in the Company and Klamath on a combined basis, and the right to receive incentive distributions; Old Services owns 1,244,565 subordinated units; Holdings owns 2,894,157 subordinated units; and certain founding directors of the General Partner own an aggregate of 143,398 subordinated units

o     Certain major asset acquisitions:

      o In August 1996, Klamath acquired approximately 604,000 acres of timberland (1.9BN BF) from Weyerhaeuser for $283.5MM

      o In July 1997, Klamath acquired approximately 42,000 fee acres of timberland and cutting rights on approximately 3,000 acres of timberland (280MM BF) from Ochoco Lumber Company for $110.0MM

      o     In  May,  1999,  Yakima  acquired   approximately  56,000  acres  of
            timberland (480MM BF) from Boise Cascade for $60.0MM


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                                      -40-

                                                    Overview of U.S. Timberlands

Financial Summary ($ in millions)
================================================================================

-----------------------------------------------------------------------------------------
                                                    Historical               Projected(1)
                                     -------------------------------------   ------------
FYE 12/31                              1998      1999      2000      2001        2002
-----------------------------------------------------------------------------------------
Revenue                              $  71.3   $  77.0   $  75.6   $  53.8     $  50.4
Cost of Goods Sold                      44.5      40.4      51.3      50.0        37.8
                                     -------   -------   -------   -------     -------
Gross Profit                            26.8      36.6      24.3       3.9        12.6
SG&A                                    10.5       8.5       8.4       8.4         6.3
Equity in Income of Affiliates           0.0       0.9       2.0      (0.1)        0.2
                                     -------   -------   -------   -------     -------
EBIT                                    16.3      29.0      17.9      (4.7)        6.6
Net Interest Expense                    21.7      21.4      21.5      21.6        21.6
Amortization of Financing Fees           0.7       0.7       0.7       0.7         0.7
Min. / GP / Other Interest               0.2      (1.0)     (0.3)      0.0         0.0
                                     -------   -------   -------   -------     -------
Net Income to Unit Holders           ($  6.3)  $   8.0   ($  4.0)  ($ 26.9)    ($ 15.7)
Earnings Per Unit                    ($ 0.49)  $  0.62   ($ 0.31)  ($ 2.09)    ($ 1.22)
Average Weighted Units Outstanding      12.9      12.9      12.9      12.9        12.9
EBIT                                    16.3      29.0      17.9      (4.7)        6.6
Depreciation, Depletion and Amort       21.9      23.3      28.8      31.7        21.3
Cost of Timber and Property Sales        5.9       0.0       2.6       0.0         0.0
                                     -------   -------   -------   -------     -------
EBITDDA                              $  44.2   $  52.4   $  49.3   $  27.0     $  27.9
Capital Expenditures                     0.6       1.0       2.3     (14.3)        1.4
                                     -------   -------   -------   -------     -------
Free Cash Flow (FCF)                    21.8      30.0      25.5      19.7         4.9
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                Margins & Growth Rates
-----------------------------------------------------------------------------------------
Sales Growth                           (7.8%)      7.9%    (1.8%)    (28.8%)      (6.3%)
EBITDDA                                61.9%      68.0%    65.2%      50.2%       55.3%
EBIT                                   37.6%      47.6%    32.1%       7.2%       25.0%
Net Income                             (8.8%)     10.4%    (5.3%)    (50.0%)     (31.2%)
Free Cash Flow                         30.6%      39.0%    33.7%      36.7%        9.7%
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                        Ratios
-----------------------------------------------------------------------------------------
Book Equity                         $ 116.9    $  97.2   $ 67.1    $  31.6     $  13.1
Return on Book Equity                  (5.4%)      8.3%    (6.0%)    (85.2%)      (120%)
Total Book Assets                     350.7      327.7    300.9      260.3       241.8
Return on Book Assets                  (1.8%)      2.5%    (1.3%)    (10.3%)      (6.5%)
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      2001 Capitalization and Credit Ratios
--------------------------------------------------------------------------------
                                        Book Debt/
EBITDDA/Interest   EBIT/Interest           EBIT         Book Debt/EBITDDA
----------------   -------------           ----         -----------------
     1.3x               NM                  NM                 8.3x

--------------------------------------------------------------------------------

  Book Ratios      Market Ratios
  -----------      -------------
 D/E    D/(D+E)    D/E     D/(D+E)    Mrkt Debt/EBIT    Mrkt Debt/EBITDDA
 ---    -------    ---     -------    --------------    -----------------
712.5%   87.7%    606.4%    85.8%           NM                 5.5x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Market Capitalization
--------------------------------------------------------------------------------
Unit Price as of 1/23/02                                              $  1.89
  52 week High / Low ($8.50 / $1.51)
Units outstanding as of 12/31/01                                         12.9
                                                                      -------
Pre-diluted Equity Value                                              $  24.3

Equity Options Outstanding from 12/31/00 10-K                             0.8
Weighted Average Strike Price from 12/31/00 10-K                      $ 13.75
                                                                      -------
Option Value                                                              0.0

Total Equity Value                                                    $  24.3

Plus: Debt as of 12/31/01                                               225.0
Plus: Minority Interest as of 12/31/01                                    0.7
Less: Cash and Cash Equivalents as of 12/31/01                            1.7
                                                                      -------
                                                                      $ 223.9

Enterprise Value (debt @ book)                                        $ 248.2

Less: Discount on debt book value as of 1/23/02                          77.6

Enterprise Value (debt @ market)                                      $ 170.6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Market Trading Multiples (debt @ book)
--------------------------------------------------------------------------------
                  Adjusted Market Value           Market Value as a
                    as a multiple of:               multiple of:
         ------------------------------------     -----------------
                                                   Net      Book
         Sales    EBITDDA     EBIT        FCF     Income    Value
         -----    -------     ----        ---     ------    -----
2001      4.6x      9.2x        NM       12.6x      NM      0.8x
2002      4.9x      8.9x      37.8x      50.9x      NM      1.9x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    Market Trading Multiples (debt @ market)
--------------------------------------------------------------------------------
                  Adjusted Market Value           Market Value as a
                    as a multiple of:               multiple of:
         ------------------------------------     -----------------
                                                   Net      Book
         Sales    EBITDDA     EBIT        FCF     Income    Value
         -----    -------     ----        ---     ------    -----
2001      3.2x      6.3x        NM        8.6x      NM      0.8x
2002      3.4x      6.1x      26.0x      35.0x      NM      1.9x
--------------------------------------------------------------------------------

----------
(1) Based on Senior Management's January 2002 projections.


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                                      -41-

                                                    Overview of U.S. Timberlands

Unit Price and Volume History since IPO
================================================================================

  [The following information was depicted as a chart in the printed material]

                                 Close       Volume      Series 3
                                 -----       ------      --------
               11/14/1997       21.5625    1,451,300      21.5625
                 5/5/1998       19.3750       49,900
               10/19/1998       16.3750       78,500
                 4/7/1999       11.8125       45,600
                9/21/1999       12.3750       19,100
                 3/7/2000        9.9375       27,600
                8/21/2000       10.2500       16,700
                 2/6/2001        8.2500       29,100
                7/24/2001        5.4900       43,200
                1/14/2002        1.9900        2,800

1   11/14/97: Completed an initial public offering of 7.5 million shares at
              $21.00 per share raising approximately $157 MM

2    4/23/98: Announced its first distribution to unit holders of $0.73 per unit

3    6/29/98: Announced that its corporate operating plan is on track and that a distribution of $0.50 per unit per quarter was expected to continue

4    2/17/99: Restated 1998 2nd and 3rd Quarter financial statements after overstating revenues

5    4/21/99: Announced a unit buyback equal to 20% of the outstanding float

6     6/9/99: Announced the acquisition of 56,000 acres from Boise Cascade for
              $60 MM

7    8/20/99: Senior Notes placed under review by Moody's for possible downgrade from B1

8    11/2/00: Announced that Senior Management was exploring a privatization

9     2/8/01: Announced the conversion of approximately 1.1 MM subordinated units

10   5/10/01: Suspended its quarterly distribution to unit holders

11   6/18/01: Announced the receipt of a financing commitment for its management led going private proposal

12   9/19/01: S&P lowers rating on Senior Notes from B+ to B

13   11/8/01: Announced Revised Offer

14   11/9/01: A.G. Edwards issued research report downgrading UST from hold to sell

15  11/19/01: Reported 3Q01 net loss of $0.66 per unit compared to a net loss of
              $0.41 per unit in 3Q00

16  11/30/01: DrKW met with Independent Committee re: Revised Offer


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                                      -42-

                                                    Overview of U.S. Timberlands

Unit Price and Volume History: Last 12 Months
================================================================================

  [The following information was depicted as a chart in the printed material]

                        Date         Close       Volume
                        ----         -----       ------
                      1/23/2001      8.0000      90,300
                       3/7/2001      8.0000      13,500
                      4/19/2001      8.1000      17,600
                       6/1/2001      5.5400      56,800
                      7/16/2001      5.8400      23,900
                      8/27/2001      4.8500      26,700
                     10/15/2001      2.6400      31,000
                     11/27/2001      2.0100     110,300
                      1/10/2002      1.9500      11,000

1    1/25/01: Announced an EBITDDA increase of $5.3MM in the 4th Quarter of 2000 over the EBITDDA of  the 4th Quarter of 1999

2     2/8/01: Announced the conversion of approximately 1.1MM subordinated units to common units

3    2/28/01: Revised cash flow and operating results for fiscal year 2000 by lowering EBITDDA results by $0.7MM

4    5/10/01: Announced Initial Offer; suspends quarterly distribution to unitholders

5     6/7/01: Announced the selection of DrKW and Richards, Layton & Finger as advisors to the Special Committee

6    6/18/01: Announced the receipt of a financing commitment for its management led going private proposal

7     8/2/01: DrKW met with Independent Special Committee re: Initial Offer

8    9/19/01: S&P lowers rating on Senior Notes from B+ to B

9    11/8/01: Announced Revised Offer

10   11/9/01: A.G. Edwards issued research report downgrading UST from hold to sell

11  11/19/01: Reported 3Q01 net loss of $0.66 per unit compared to a net loss of
              $0.41 per unit in 3Q00

12  11/30/01: DrKW met with Independent Committee re: Revised Offer


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                                      -43-

                                                    Overview of U.S. Timberlands

Indexed Unit Price Performance
================================================================================

[The following information was depicted as a line chart in the printed material]

                                       S&P Small-Cap        Comparable
                      U.S.            Paper & Forest          Timber
   Date           Timberlands             Index             Companies
   ----           -----------         --------------        ----------
 1/23/2001         1.02811245          0.993437968         0.981776765
  3/8/2001        1.004016064          0.885349373         0.919544419
 4/23/2001        1.056385542          0.830080774         0.871192103
  6/6/2001        0.692690763          1.001324363         0.990372058
 7/20/2001        0.723534137          0.961044271         0.990007593
  9/4/2001        0.620812851          0.973082599         1.029552012
10/18/2001        0.334136546          0.811774773         0.935277145
 12/3/2001        0.269879518          0.861254983         0.899741838
 1/16/2002        0.237751004          0.970422727         0.962733485

----------
(1) Comparable timber companies include: Crown Pacific, Deltic Timber, Plum Creek and Pope Resources.


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                                      -44-

                                                    Overview of U.S. Timberlands

Klamath Notes Price History since IPO
================================================================================

[The following information was depicted as a line chart in the printed material]

                                              Close
                                              -----
                          11/14/1997            101
                           3/20/1998         105.25
                           7/22/1998         105.25
                          11/19/1998            101
                           3/25/1999            100
                           7/27/1999         100.25
                          11/24/1999             93
                           3/28/2000             96
                           7/28/2000         91.063
                          11/28/2000           78.5
                            4/2/2001             88
                            8/1/2001             80
                          11/23/2001             65

----------
(1) Source: Advantage Data Inc.


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                                      -45-

                                                    Overview of U.S. Timberlands

Distribution of Volume
================================================================================

                 Various Prices Since IPO (11/14/97 to 1/23/02)
--------------------------------------------------------------------------------

[The following information was depicted as a bar chart in the printed material]

                 Distribution of Volume (000)  Cumulative Distribution of Volume
                 ----------------------------  ---------------------------------
$1.50-$4.99                 3,937.9                           8.7%
$5.00-$7.99                 7,414.7                          25.1%
$8.00-$10.99                9,566.6                          46.2%
$11.00-$13.99               6,447.1                          60.4%
$14.00-$16.99               4,839.3                          71.1%
$17.00-$19.99               2,369.7                          76.4%
$20.00-$22.99              10,702.0                         100.0%

               Various Prices Last 12 Months (1/23/01 to 1/23/02)
--------------------------------------------------------------------------------

[The following information was depicted as a bar chart in the printed material]

                 Distribution of Volume (000)  Cumulative Distribution of Volume
                 ----------------------------  ---------------------------------
$1.50-$2.99                 3,053.1                          34.7%
$3.00-$3.99                   365.0                          38.8%
$4.00-$4.99                   519.8                          44.8%
$5.00-$5.99                 2,338.3                          71.3%
$6.00-$6.99                   180.8                          73.4%
$7.00-$7.99                 1,638.7                          92.0%
$8.00-$8.99                   702.7                         100.0%


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                                      -46-

                                                    Overview of U.S. Timberlands

Ownership Summary
================================================================================

                                                   Common          % of     Subordinated       % of
                                                   Units          Common        Units       Subordinated   Total Units    % of Total
                                                Held ('000s)    Units Held   Held ('000s)    Units Held    Held ('000s)   Units Held
                                                ------------    ----------   ------------    ----------    ------------   ----------
Insiders (1)
U.S. Timberlands Holdings, LLC                      723.5          7.5%        2,170.6         67.6%         2,894.2         22.5%
U.S. Timberlands Co., LLC                           311.1          3.2%          933.4         29.1%         1,244.6          9.7%
Rudey Timber Company, LLC                           306.6          3.2%            0.0          0.0%           306.6          2.4%
U.S. Timberlands Services Co., LLC                  189.0          2.0%            0.0          0.0%           189.0          1.5%
John M. Rudey                                       248.1          2.6%            0.0          0.0%           248.1          1.9%
George Hornig                                        12.0          0.1%           36.1          1.1%            48.2          0.4%
Other Insiders                                        0.0          0.0%           71.4          2.2%            71.4          0.6%
                                                  -------        -----         -------        -----         --------        -----
Total Insiders                                    1,790.4         18.6%        3,211.6        100.0%         5,002.0         38.9%

Institutional (2)
Taunus Corp.                                         72.1          0.7%            0.0          0.0%            72.1          0.6%
Citigroup Inc.                                       12.1          0.1%            0.0          0.0%            12.1          0.1%
U.S. Trust                                            6.5          0.1%            0.0          0.0%             6.5          0.1%
Fidelity Management                                   6.0          0.1%            0.0          0.0%             6.0          0.0%
Legg Mason                                            4.1          0.0%            0.0          0.0%             4.1          0.0%
T. Rowe Price                                         0.9          0.0%            0.0          0.0%             0.9          0.0%
CA State Auto Assn                                    0.6          0.0%            0.0          0.0%             0.6          0.0%
                                                  -------        -----         -------        -----         --------        -----
Total Institutional                                 102.3          1.1%            0.0          0.0%           102.3          0.8%

Other Unitholders                                 7,755.3         80.4%            0.0          0.0%         7,755.3         60.3%

Total Units Outstanding                           9,648.0        100.0%        3,211.6        100.0%        12,859.6        100.0%

------------------------------------------------------------------------------------------------------------------------------------
Units not Controlled by Insiders                  7,857.6         81.4%            0.0          0.0%         7,857.6         61.1%
------------------------------------------------------------------------------------------------------------------------------------

----------
(1) Source: Insider holdings derived from the Company's 10-K (12/31/00) and Form 4 filings (5/31/01), in addition to Bloomberg and CDA reports.

(2) Source: Institutional holdings derived from the Company's 10-K (12/31/00), Bloomberg and CDA reports.


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                                      -47-

================================================================================

                     ---------------------------------------

                                Strategic Process

                     ---------------------------------------


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                                      -48-

                                                               Strategic Process

Possible Strategic Options for the Special Committee
================================================================================

                  -------------------------------------------
                   Potential Independent Committee Responses
                  to the Revised Offer from Senior Management
                  -------------------------------------------

                           ---------------------------
                                   Decline to
                           Recommend the Revised Offer
                           ---------------------------

o May be best option if either unitholder value is maximized by pursuing the existing business plan or the proposal is not fair and cannot be improved to a fair level

o     Potentially prevents a loss of unitholder value

o Senior Management may, depending on the circumstances, still be able to pursue its offer, leaving the public the ability to decide

o Senior Management may be able to renegotiate terms of the Klamath Notes indenture

                            ------------------------
                            Accept the Revised Offer
                            ------------------------

o     Gives unitholders immediate liquidity

o     However,   may  preclude  public  unitholders  from  benefiting  from  the
      Company's potential turnaround or growth

o Removes the Company from Wall Street's scrutiny, freeing management to realize its strategic plan

                         ------------------------------
                         Negotiate to Improve the Price
                             and/or Other Terms of
                               the Revised Offer
                         ------------------------------

o     Increases unitholder value and gives unitholders immediate liquidity

o     Same benefits as accepting the proposal plus greater value for unitholders

o Flexibility to decline to recommend if improvement in Revised Offer is inadequate

                            -------------------------
                            Recommend Other Action to
                            Maximize Unitholder Value
                            -------------------------

o Explore a sale of the Company to a third party other than Senior Management - Full or limited auction

o Cannot accomplish without Senior Management's support since they can block a sale or liquidation of the Company


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                                      -49-

                                                               Strategic Process

Maintain Existing Structure
================================================================================

o If the current public structure remains (assuming no buyout), then under the Revised January 2002 Company Projections, the common unitholders will not receive any cash distributions until 2007 due to the Klamath Indenture restrictions

      o Analysis assumes that any excess cashflows at Klamath unavailable for Company distribution applied to repurchase Klamath Notes at a discount to par (70% in 2002, 75% in 2003, 80% in 2004, 100%
            thereafter)

o Available distribution in 2007 made only on common units since accumulated arrearages at $12.71

      o Subordinated units not entitled to distributions, as long as arrearages remain or the common units

o The Company, however, can attempt to renegotiate the terms of the Klamath indenture with bondholders and reduce the interest coverage requirements thereby freeing up cash distributions at an earlier date

      o Though bondholders have little incentive to agree to a covenant change

o Under the more conservative RISI projections, the Company would be in default on the Klamath Notes as Klamath would suffer substantial cash shortfalls in 2002 and 2003


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                                      -50-

                                                               Strategic Process

Existing Structure: Revised 2002 January Company Projections ($ in millions)
================================================================================

                                                   --------------------------------------------------
                                                                       FYE 12/31
                                                   --------------------------------------------------
                                                   2002E    2003E    2004E    2005E    2006E    2007E
                                                   -----    -----    -----    -----    -----    -----
Klamath Stand-Alone EBITDDA                         27.6     27.0     25.9     29.4     33.2     35.1
Less: Interest Expense on Klamath Notes             21.3     20.6     20.0     19.3     18.3     17.6
Less: Interest on Working Capital Facility           0.1      0.1      0.1      0.1      0.1      0.1
Less: Interest on Revolver                           0.0      0.0      0.0      0.0      0.0      0.0
Less: Capex                                          2.7      1.4      1.4      1.4      1.4      1.4
Less: Consent Solicitation                           0.0      0.0      0.0      0.0      0.0      0.0
                                                   -----    -----    -----    -----    -----    -----
Net Cash Flow                                        3.6      5.0      4.4      8.6     13.5     16.0

Cash carried over from 2001                          1.7
Revolver Financing                                   0.0      0.0      0.0      0.0      0.0      0.0
Less: Cash to Kalamath Notes Buy Back @ discount     5.4      5.0      4.4      8.6     13.5      0.0
                                                   -----    -----    -----    -----    -----    -----
Net Cash Flow                                        0.0      0.0      0.0      0.0      0.0     16.0

Cash to Distributions on Common Units                0.0      0.0      0.0      0.0      0.0     16.0

Revolver Ending Balance                              0.0      0.0      0.0      0.0      0.0      0.0
Ending Kalamath Notes                              217.3    210.7    205.1    196.5    183.0    183.0
Repurchase Discount                                   70%      75%      80%     100%     100%     100%

EBITDDA                                             27.6     27.0     25.9     29.4     33.2     35.1
Fixed Coverage Ratio                                1.30x    1.31x    1.29x    1.52x    1.82x    1.99x
Minimum Fixed Coverage Ratio                        1.75x    1.75x    1.75x    1.75x    1.75x    1.75x

------------------------------------------------------------------------------------------------------
Distribution per Common Unit                       $0.00    $0.00    $0.00    $0.00    $0.00    $1.66
------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit        $2.00    $2.00    $2.00    $2.00    $2.00    $2.00
Distribution Arrearage                             $4.00    $6.00    $8.00   $10.00   $12.00   $12.34
------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                 $0.00    $0.00    $0.00    $0.00    $0.00    $0.00
------------------------------------------------------------------------------------------------------


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                                      -51-

                                                               Strategic Process

Existing Structure: RISI Trend Forecasts ($ in millions)
================================================================================

                                                   --------------------------------------------------
                                                                       FYE 12/31
                                                   --------------------------------------------------
                                                   2002E    2003E    2004E    2005E    2006E    2007E
                                                   -----    -----    -----    -----    -----    -----
Klamath Stand-Alone EBITDDA                         16.1     18.1     30.9     26.5     30.1     31.8
Less: Interest Expense on Klamath Notes             21.6     21.6     21.6     21.6     21.6     21.3
Less: Interest on Working Capital Facility           0.1      0.1      0.1      0.1      0.1      0.1
Less: Interest on Revolver                           0.8      2.3      2.4      1.8      1.1      0.3
Less: Capex                                          2.7      1.4      1.4      1.4      1.4      1.4
Less: Consent Solicitation                           0.0      0.0      0.0      0.0      0.0      0.0
                                                   -----    -----    -----    -----    -----    -----
Net Cash Flow                                       (9.1)    (7.2)     5.5      1.7      6.0      8.8

Cash carried over from 2001                          0.4
Revolver Financing                                   9.1      7.2     (5.5)    (1.7)    (6.0)    (3.1)
Less: Cash to Kalamath Notes Buy Back @ discount     0.4      0.0      0.0      0.0      0.0      5.7
                                                   -----    -----    -----    -----    -----    -----
Net Cash Flow                                        0.0     (0.0)    (0.0)    (0.0)    (0.0)    (0.0)

Cash to Distributions on Common Units                0.0      0.0      0.0      0.0      0.0      0.0

Revolver Ending Balance                              9.1     16.2     10.8      9.1      3.1      0.0
Ending Kalamath Notes                              224.5    224.5    224.5    224.5    224.5    218.8
Repurchase Discount                                   70%      75%      80%     100%     100%     100%

EBITDDA                                             16.1     18.1     30.9     26.5     30.1     31.8
Fixed Coverage Ratio                                0.74x    0.84x    1.43x    1.23x    1.39x    1.49x
Minimum Fixed Coverage Ratio                        1.75x    1.75x    1.75x    1.75x    1.75x    1.75x

------------------------------------------------------------------------------------------------------
Distribution per Common Unit                      $ 0.00   $ 0.00   $ 0.00   $ 0.00   $ 0.00   $ 0.00
------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit       $ 2.00   $ 2.00   $ 2.00   $ 2.00   $ 2.00   $ 2.00
Distribution Arrearage                            $ 4.00   $ 6.00   $ 8.00   $10.00   $12.00   $14.00
------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                $ 0.00   $ 0.00   $ 0.00   $ 0.00   $ 0.00   $ 0.00
------------------------------------------------------------------------------------------------------


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                                      -52-

                                                               Strategic Process

Existing Structure:  Distribution-Based Value
================================================================================

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------

Discount Rate @ 15.0%
                                  2007 Distribution per Common Unit
                            ---------------------------------------------------

                            $  1.00    $  1.25    $  1.50    $  1.75    $  2.00
                            ---------------------------------------------------
                    8.0%    $  6.21    $  7.77    $  9.32    $ 10.88    $ 12.43
 Yield at          10.0%    $  4.97    $  6.21    $  7.46    $  8.70    $  9.94
Which Units        12.0%    $  4.14    $  5.18    $  6.21    $  7.25    $  8.29
Would Trade        14.0%    $  3.55    $  4.44    $  5.33    $  6.21    $  7.10
                   16.0%    $  3.11    $  3.88    $  4.66    $  5.44    $  6.21
                            ---------------------------------------------------

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------

Discount Rate @ 20.0%
                                  2007 Distribution per Common Unit
                            ---------------------------------------------------

                            $  1.00    $  1.25    $  1.50    $  1.75    $  2.00
                            ---------------------------------------------------
                    8.0%    $  5.02    $  6.28    $  7.54    $  8.79    $ 10.05
  Yield at         10.0%    $  4.02    $  5.02    $  6.03    $  7.03    $  8.04
Which Units        12.0%    $  3.35    $  4.19    $  5.02    $  5.86    $  6.70
Would Trade        14.0%    $  2.87    $  3.59    $  4.31    $  5.02    $  5.74
                   16.0%    $  2.51    $  3.14    $  3.77    $  4.40    $  5.02
                            ---------------------------------------------------

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------

Discount Rate @ 25.0%
                                  2007 Distribution per Common Unit
                            ---------------------------------------------------

                            $  1.00    $  1.25    $  1.50    $  1.75    $  2.00
                            ---------------------------------------------------
                    8.0%    $  4.10    $  5.12    $  6.14    $  7.17    $  8.19
  Yield at         10.0%    $  3.28    $  4.10    $  4.92    $  5.73    $  6.55
Which Units        12.0%    $  2.73    $  3.41    $  4.10    $  4.78    $  5.46
Would Trade        14.0%    $  2.34    $  2.93    $  3.51    $  4.10    $  4.68
                   16.0%    $  2.05    $  2.56    $  3.07    $  3.58    $  4.10
                            ---------------------------------------------------

                     NPV of Estimated per Unit Price at 2007
--------------------------------------------------------------------------------

Discount Rate @ 30.0%
                                  2007 Distribution per Common Unit
                            ---------------------------------------------------

                            $  1.00    $  1.25    $  1.50    $  1.75    $  2.00
                            ---------------------------------------------------
                    8.0%    $  3.37    $  4.21    $  5.05    $  5.89    $  6.73
  Yield at         10.0%    $  2.69    $  3.37    $  4.04    $  4.71    $  5.39
Which Units        12.0%    $  2.24    $  2.81    $  3.37    $  3.93    $  4.49
Would Trade        14.0%    $  1.92    $  2.40    $  2.89    $  3.37    $  3.85
                   16.0%    $  1.68    $  2.10    $  2.52    $  2.95    $  3.37
                            ---------------------------------------------------


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                                      -53-

                                                               Strategic Process

Working Capital Facility
================================================================================

O Analysis of the Revised January 2002 Company Projections suggest some cash deficiencies in first half, however, below $15MM

      o Analysis based on historical first-half allocations of earnings and capex applied to Revised January 2002 Company Projections

      o Historically, cash draws on existing revolver have been reported as high as $10.5MM (June 30, 2001)

O DrKW analysis assumes a $5MM working capital facility for inter-year cash shortfalls

      o     18% interest on draw; 1% commitment fee

      o     Average draw at $2.5MM

      o     Effective cost per annum at 10%


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                                      -54-

                                                               Strategic Process

Analysis of Seasonal Cyclicality ($ in millions)
================================================================================

First Half EBITDDA                  35.0%
First Half Interest Expense         50.0%
First Half Capex                   100.0%

                                         ----------------------------------------------------------------------------
                                                                   First Half ending 06/30
                                         ----------------------------------------------------------------------------
                                          2001       2002E       2003E       2004E       2005E       2006E      2007E
                                          ----       -----       -----       -----       -----       -----      -----
Klamath Stand-Alone EBITDDA              $ 9.5       $ 9.7       $ 9.5       $ 9.1       $10.3       $11.6      $12.3
Less: Interest Expense                    10.8        10.6        10.3        10.0         9.7         9.1        8.8
Plus: Interest Income                      0.0         0.0         0.0         0.0         0.0         0.0        0.0
Less: Capex                                6.5         2.7         1.4         1.4         1.4         1.4        1.4
Less: Consent Solicitation                 0.0         0.0         0.0         0.0         0.0         0.0        0.0
Less: Change in Net Working Capital        0.0         0.0         0.0         0.0         0.0         0.0        0.0
                                         -----       -----       -----       -----       -----       -----      -----
Net Cash Flow                             (7.8)       (3.6)       (2.2)       (2.3)       (0.8)        1.1        2.1


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                                      -55-

================================================================================

                       ----------------------------------

                                    Valuation

                       ----------------------------------


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                                      -56-

                                                                       Valuation

Valuation Summary ($ in millions)
================================================================================

                                                                                        Enterprise Value /
     Valuation                   Enterprise    Equity       Equity Value     ----------------------------------------
    Methodology                   Value(1)      Value         per Unit       2001 EBITDDA          MBF           Acre
    -----------                   --------      -----         --------       ------------          ---           ----
DCF (Unlevered FCF)              $253-$293     $29-$69      $2.23-$5.40       9.3x-10.9x        $140-$163      $454-$528
------------------------------------------------------------------------------------------------------------------------
Cash Dividends                     325-345     101-121      $7.85-$9.39      12.0x-12.8x        $180-$191      $584-$620
------------------------------------------------------------------------------------------------------------------------
Comparable Companies               261-308       37-84      $2.85-$6.57       9.6x-11.4x        $145-$171      $469-$555
------------------------------------------------------------------------------------------------------------------------
Asset Acquisitions                 264-320       40-96      $3.09-$7.47       9.8x-11.8x        $146-$178      $474-$576
------------------------------------------------------------------------------------------------------------------------
Appraisal Based Value (2)          269-302       45-78      $3.47-$6.27       9.9x-11.2x        $149-$168      $483-$543
------------------------------------------------------------------------------------------------------------------------
Minority Close-outs                263-315       39-91      $3.01-$7.07       9.7x-11.6x        $146-$175      $472-$566
------------------------------------------------------------------------------------------------------------------------
Unit Price as of 1/23/02               248          24            $1.89             9.2x             $138           $446
------------------------------------------------------------------------------------------------------------------------
52-Week High/Low                   243-333      19-109      $1.51-$8.50       9.0x-12.3x        $135-$185      $438-$599
------------------------------------------------------------------------------------------------------------------------

----------
(1)   Net debt @ $222.8MM as of December 31, 2001.

(2)   Appraisal value range based on 10%-20% discount on timberlands appraisals.


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                                      -57-

                                                                       Valuation

Valuation Notes
================================================================================

o     DCF

      o     Valuation as of 1/25/02

      o     Balance sheet as of 12/31/01

      o     Discount rate at 9.0% - 10.0%

            - Based on mean WACC of peer group post 38% tax rate (see WACC discussion)

            - Company's WACC using its current YTM on the Klamath Notes (at 19.9%) would be 12.4%

      o     Analysis conducted on unlevered free cash flows over 2002 - 2007

            -     Assumes cash flows immediately available for distribution

o     Cash Distribution Stream Valuation

      o     DCF of projected cash distribution stream

      o Equity discount rate at 11.0% to 12.0%; based on reference to both mean costs of equity of peer group and existing cost of equity for Timbz individually

      o     No cash distribution expected from Klamath until 2007

      o     No distributions from Yakima

      o No taxes paid since Company has net losses throughout projection period


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                                      -58-

================================================================================

                      -------------------------------------

                                    Appendix

                      -------------------------------------


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--------------------------------------------------------------------------------

================================================================================

                      -------------------------------------

                        Klamath Projections / Financials

                      -------------------------------------


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--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Income Statement ($ in millions, except per unit amounts)
================================================================================

                                            --------------------------------------------------------------------------------------
                                                                                   FYE 12/31
                                            --------------------------------------------------------------------------------------
                                               2000      2001E      2002E      2003E     2004E       2005E      2006E      2007E
                                            --------------------------------------------------------------------------------------
Log Sales                                   $    72.3  $    28.6  $    28.6  $    21.7  $    38.9  $    43.2  $    46.2  $    47.9
Timber Deed Sales                                 0.0       24.7       14.3       17.2        7.0        6.2        7.0        7.2
Timberland Sales                                  2.8        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Small Log Sales                                   0.0        0.0        6.7        5.3        5.5        5.5        5.5        5.5
By-products and other                             0.6        0.6        0.8        0.9        1.0        1.0        1.0        1.0
Income from Reinvestment                          0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Revenue                                    75.6       53.8       50.4       45.1       52.4       55.9       59.7       61.6

Log and Haul Costs                               19.9       15.9       14.5        9.9       18.4       18.4       18.4       18.4
Cost of Timber & Property Sales                   2.6        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Forest Expenses                                   0.0        2.3        2.0        1.9        1.9        1.8        1.8        1.8
Depreciation, Depletion and Amort                28.8       31.7       21.3       17.8       18.0       16.8       16.8       16.8
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross Profit                                     24.3        3.9       12.6       15.4       14.2       18.9       22.7       24.6

SG&A                                              8.4        8.4        6.3        6.3        6.3        6.3        6.3        6.3
Business Reinvestment of Excess Cash                         0.0        0.0        0.0        0.0        0.0        0.0        0.0
Plus: Equity in Income of Affiliate               2.0       (2.1)
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
EBIT                                             17.9       (6.6)       6.3        9.2        7.9       12.6       16.4       18.3

Less: Gross Interest Expense                     21.9       21.7       21.7       21.7       21.7       21.7       21.7       21.7
Plus: Interest Income                             0.4        0.1        0.0        0.2        0.3        0.4        0.7        0.8
Less: Net Interest Expense                       21.5       21.6       21.6       21.5       21.4       21.2       21.0       20.8
Less: Amortization of Financing Fees              0.7        0.7        0.7        0.7        0.7        0.7        0.7        0.7
Less: Other Interest                             (0.2)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: Minority Interest                          (0.0)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
Less: GP Interest                                (0.0)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Income to Unit Holders                       (4.0)     (28.8)     (15.9)     (13.0)     (14.1)      (9.3)      (5.2)      (3.2)

Earnings per Unit                              ($0.31)    ($2.24)    ($1.24)    ($1.01)    ($1.10)    ($0.72)    ($0.41)    ($0.25)
Weighted Average Units Outstanding               12.9       12.9       12.9       12.9       12.9       12.9       12.9       12.9

EBIT (Klamath Falls Only)                        15.9       (4.5)       6.3        9.2        7.9       12.6       16.4       18.3
Depreciation, Depletion and Amort                28.8       31.7       21.3       17.8       18.0       16.8       16.8       16.8
Cost of Timber & Property Sales                   2.6        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
EBITDDA (Klamath Falls only)                     47.3       27.2       27.6       27.0       25.9       29.4       33.2       35.1

Log Sales Volume (MMBF)                          96.1       82.1       79.0       54.0      100.0      100.0      100.0      100.0
Deed Sales Volume (MMBF)                        147.5      154.5       80.0       79.0       34.0       25.0       25.0       25.0
Timberland Sales Volume (MMBF)                   13.6        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Harvest Per Year (MMBF)                   257.2      236.6      159.0      133.0      134.0      125.0      125.0      125.0

Delivered Log Prices ($/MBF)                $   393.0  $   348.0  $   362.6  $   401.5  $   389.4  $   432.0  $   462.4  $   478.6
Log and Haul Costs ($/MBF)                      188.0      194.0      184.0      184.0      184.0      184.0      184.0      184.0


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                                      -61-

                                                Klamath Projections / Financials

Klamath Balance Sheet ($ in millions)
================================================================================

                                            --------------------------------------------------------------------------------------
                                                                                   FYE 12/31
                                            --------------------------------------------------------------------------------------
                                               2000      2001E      2002E      2003E     2004E       2005E      2006E      2007E
                                            --------------------------------------------------------------------------------------
Assets
  Cash and Cash Equivalents                 $     3.2  $     1.7  $     3.8  $     2.9  $     2.5  $     0.5  $     0.5  $    13.6
  Cash Investments                                0.0        0.0        3.0        7.5       11.0       17.0       28.0       28.0
  Receivables                                     6.9        0.2        1.5        1.5        1.5        1.5        1.5        1.5
  Prepaid Expenses and Other                      0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Current Assets                                 10.1        2.0        8.3       11.9       15.0       19.1       30.0       43.2

  Timber and Timberlands                        264.7      218.7      198.8      182.3      165.8      150.4      135.0      119.6
  Investments in Affiliate                       20.5       34.7       30.5       28.5       26.0       26.3       23.6       20.8
  PP&E                                            0.9        0.9        0.9        0.9        0.9        0.9        0.9        0.9
  Notes Receivable, less current portion          0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Deferred Financing Fees                         4.6        4.0        3.3        2.6        1.9        1.3        0.6       (0.1)
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total Assets                                  300.9      260.3      241.8      226.3      209.7      197.9      190.2      184.5

Liabilities and Partners' Capital
  Revolving Credit Facility                       0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Working Capital Facility                        0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
  Payables                                        6.6        3.0        3.0        3.0        3.0        3.0        3.0        3.0
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Deferred Revenues / Deposits                    1.5        0.0        0.0        0.0        0.0        0.0        0.0        0.0

  Current Liabilities                             8.1        3.0        3.0        3.0        3.0        3.0        3.0        3.0
  Long Term Debt                                225.0      225.0      225.0      225.0      225.0      225.0      225.0      225.0
                                            ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Minority Interest                               0.7        0.7        0.7        0.7        0.7        0.7        0.7        0.7

  Total Liabilities                             233.8      228.7      228.7      228.7      228.7      228.7      228.7      228.7

  Common Interest                                67.1       31.6       13.1       (2.4)     (19.0)     (30.8)     (38.5)     (44.2)

  Total Liabilities and Capital                 300.9      260.3      241.8      226.3      209.7      197.9      190.2      184.5


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                                      -62-

                                                Klamath Projections / Financials

Klamath Cash Flow Statement ($ in millions)
================================================================================

                                             --------------------------------------------------------------------------------------
                                                                                    FYE 12/31
                                             --------------------------------------------------------------------------------------
                                                2000      2001E      2002E      2003E     2004E       2005E      2006E      2007E
                                             --------------------------------------------------------------------------------------
Net Income to Unit Holders                   $    (4.0) $   (28.8) $   (15.9) $   (13.0) $   (14.1) $    (9.3) $    (5.2) $    (3.2)
Distribution to General Partner                   (0.0)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
Depreciation, Depletion and Amort                 28.8       31.7       21.3       17.8       18.0       16.8       16.8       16.8
Amortization of Financing Fees                     0.7        0.7        0.7        0.7        0.7        0.7        0.7        0.7
Affiliate Equity Adjustment                                   0.0       (2.5)      (2.5)      (2.5)      (2.5)      (2.5)      (2.5)
Cost of Timber & Property Sales                    2.6        0.0        0.0        0.0        0.0        0.0        0.0        0.0

Gain (Loss) on Disposal of Assets                 (0.0)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
Other Non-Cash Items                               0.1        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Minority Interest                                 (0.0)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
(Inc.) / Dec. in Receivables                      (3.7)       6.7       (1.3)       0.0        0.0        0.0        0.0        0.0
(Inc.) / Dec. in Prepaids and Other                0.9        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Inc./(Dec.) in Payables                            2.1       (3.6)       0.0        0.0        0.0        0.0        0.0        0.0
Inc./(Dec.) in Deferred Revenues / Deposits        1.4       (1.5)       0.0        0.0        0.0        0.0        0.0        0.0
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Cash Provided by Operating Activitie          28.9        5.1        2.2        3.0        2.0        5.7        9.7       11.7

Capital Expenditures:
  Reforestation                                   (2.3)      (1.3)      (1.3)      (1.3)      (1.3)      (1.3)      (1.3)      (1.3)
  Roads                                           (0.1)      (0.1)      (0.1)      (0.1)      (0.1)      (0.1)      (0.1)      (0.1)
  Timber                                           0.0       15.6        0.0        0.0        0.0        0.0        0.0        0.0
Proceeds from Sales                                0.1        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Increase in Cash Investments                                  0.0       (3.0)      (4.5)      (3.5)      (6.0)     (11.0)       0.0
Investment In Affiliate                            2.0      (14.1)       4.2        2.0        2.5       (0.2)       2.6        2.8
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Cash Used by Investing Activities             (0.3)       0.1       (0.2)      (3.9)      (2.4)      (7.6)      (9.7)       1.4

Distributions to Partners                        (26.0)      (6.7)       0.0        0.0        0.0        0.0        0.0        0.0
Distributions to Minority Interest                (0.3)       0.0        0.0        0.0        0.0        0.0        0.0        0.0
Payment to Affiliates                              0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Draw-down (Repayment) on the Revolver              0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Borrowing / (Repayment) of Working Capital         0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
Borrowing / (Repayment) of Senior Notes            0.0        0.0        0.0        0.0        0.0        0.0        0.0        0.0
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net Cash Used by Financing Activities            (26.2)      (6.7)       0.0        0.0        0.0        0.0        0.0        0.0

Beginning Cash Balance                             2.8        3.2        1.7        3.8        2.9        2.5        0.5        0.5

Net Increase (Decrease) in Cash and Cash Eq        2.4       (1.4)       2.0       (0.9)      (0.4)      (2.0)      (0.0)      13.1

Ending Cash Balance                                3.2        1.7        3.8        2.9        2.5        0.5        0.5       13.6


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

================================================================================

                     -------------------------------------

                         Yakima Projections / Financials

                     -------------------------------------


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

                                                 Yakima Projections / Financials

Yakima Income Statement ($ in millions)
================================================================================

                                             --------------------------------------------------------------------------------------
                                                                                    FYE 12/31
                                             --------------------------------------------------------------------------------------
                                                  2000      2001E      2002E      2003E     2004E       2005E      2006E      2007E
                                             --------------------------------------------------------------------------------------
Revenue
  Logs - Core                                  $   25.2  $     1.1  $    2.3  $     3.4  $     3.3  $     3.6  $     3.9  $     4.0
  Logs- Yainax & Antelope                                      0.0       6.1        8.6        7.7        3.6        0.0        0.0
  Camp 6 Timber Deed                                           2.7       7.3        8.4        7.7        8.7        0.0        0.0
  Acquisition                                                            0.0        0.0        0.0        0.0        0.0        0.0
  Timber Deeds                                                 5.7       2.5        2.8        2.7        3.0        3.2        3.3
  Other Sales / HBU Sales                           0.4        0.5       0.5        0.6        1.6        3.0        4.1        4.1
  Timerland Sales & 4th Q Stumpage                                       4.9
                                               --------  ---------  --------  ---------  ---------  ---------  ---------  ---------
  Total Revenue                                    25.6       10.1      23.6       23.7       22.9       21.8       11.2       11.4

Logging Costs
  Core                                              9.1        0.6       1.1        1.5        1.5        1.5        1.5        1.5
  Yainax & Antelope                                            0.0       3.0        3.8        3.3        1.5        0.0        0.0
  Camp 6 Timber Deed                                           1.4       3.6        3.7        3.6        3.6        0.0        0.0
  Acquisition                                                            0.0        0.0        0.0        0.0        0.0        0.0

Forest Expenses                                                0.1       0.1        0.2        0.1        0.2        0.2        0.2
Other Expenses (Service Fee)                        1.4        2.1       2.5        2.5        2.5        2.5        2.5        2.5
EBITDDA                                            15.2        5.9      13.2       11.9       11.8       12.6        7.0        7.2

Depletion - Core & Road Amortization                6.5        2.3       1.4        1.6        1.5        1.5        1.5        1.5
Depletion - Yainax & Antelope                                  0.0       1.5        1.9        1.7        0.8        0.0        0.0
Depletion - Camp 6                                             1.1       3.0        3.1        2.9        1.8        0.0        0.0
Depletion - Acquisition                                                  0.0        0.0        0.0        0.0        0.0        0.0
Cost of Timberland / HBU Sale                                  0.0       4.6        0.1        0.2        0.3        0.4        0.4
                                               --------  ---------  --------  ---------  ---------  ---------  ---------  ---------
EBIT                                                8.7        2.4       2.8        5.3        5.5        8.1        5.0        5.3

Less: Interest Expense                              5.6        3.8       2.3        2.8        3.3        3.8        3.8        3.8
Less: Loan Guarantee Fee 1.8%                       0.0        0.3       1.7        1.7        1.7        1.7        1.7        1.7
Less: Hedging Costs                                            0.1       0.4        0.4        0.4        0.4        0.4        0.4
Less: Letter of Credit Fee                                               0.1        0.1        0.1        0.1        0.1        0.1
Less: Amortization of Financing Fees                0.4        0.5       0.3        0.3        0.3        0.3        0.3        0.3
  Hedging Costs, LC Fee & Amort. Of Fees            0.4        0.6       0.8        0.8        0.8        0.8        0.8        0.8
Less: Preferred Interest Payable (of Face Value)    1.2        1.9       2.0        2.1        2.2        2.3        2.5        2.6
Plus: Interest Income 3.0%                          0.1        0.0       0.3        0.5        0.6        0.7        0.7        0.3
EBT                                                 1.6       (4.2)     (3.7)      (1.6)      (1.9)       0.3       (3.0)      (3.3)
Reference
  Earnings to Klamath Falls (49%)                   0.8       (2.1)     (1.8)      (0.8)      (0.9)       0.1       (1.5)      (1.6)
  Plus: Add-back of Preferred Dividend              1.2        1.9       2.0        2.1        2.2        2.3        2.5        2.6
                                               --------  ---------  --------  ---------  ---------  ---------  ---------  ---------
  Income from Affiliate                             2.0       (0.1)      0.2        1.3        1.3        2.5        1.0        1.0

  Log Sales Volume (MMBF)                          39.0       10.9      43.3       50.5       47.3       37.3        8.1        8.1
  Deed Sales Volume (MMBF)                         35.5       23.0       9.6        9.6        9.6        9.6        9.6        9.6
                                               --------  ---------  --------  ---------  ---------  ---------  ---------  ---------
  Total Harvest Per Year (MMBF)                    74.6       33.9      52.9       60.1       56.9       46.9       17.7       17.7


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

                                                 Yakima Projections / Financials

Yakima Balance Sheet ($ in millions)
================================================================================

                                             -----------------------------------------------------------------------------
                                                                               FYE 12/31
                                             -----------------------------------------------------------------------------
                                             1999    2000     2001E    2002E    2003E   2004E    2005E    2006E    2007E
                                             -----------------------------------------------------------------------------
Assets
  Cash & Cash Equivalents                    $ 9.1   $ 0.4   $  1.3   $  1.3   $  1.2   $  0.1   $  1.1   $  0.6   $ 11.9
  Cash Investments                             0.0     0.0      1.5      3.5      6.0     11.0     14.0     13.0      0.0
  Accounts Receivable & Current Portion
    Notes                                      0.0     3.4      3.4      1.5      1.5      1.5      1.5      1.5      1.5
  Prepaid and Other                            0.0     0.0      0.0      0.1      0.1      0.1      0.1      0.1      0.1
                                             -----   -----   ------   ------   ------   ------   ------   ------   ------
  Total Current Assets                         9.1     3.9      6.3      6.4      8.8     12.6     16.7     15.1     13.4

  Timber & Timberlands                        73.7    51.6     85.4     77.0     72.8     68.8     65.9     64.7     63.6
  Other Timber Assets                          0.1    18.9     18.9     17.4     15.5     13.8     13.0     13.0     13.0
  Other Assets Added                                                     0.0      0.0      0.0      0.0      0.0      0.0
  Timber Deeds
                                                     -----   ------   ------   ------   ------   ------   ------   ------
  Total Timber and Timberlands, net           73.9    70.4    104.3     94.4     88.3     82.6     78.9     77.7     76.6
  PP&E                                         0.0     0.1      0.1      0.1      0.1      0.1      0.1      0.1      0.1
  Operating Reserve Accounts (replace
    with L/C)                                                   5.0
  Borrowing Reserve Accounts                                    2.0      7.5      9.5      9.5      9.5      9.5      9.5
  Loans to Affiliates                                                   16.0     16.0     16.0     16.0     16.0     16.0
  Deferred Financing Fees                      0.8     0.7      3.8      3.5      3.2      2.9      2.6      2.3      2.0
                                             -----   -----   ------   ------   ------   ------   ------   ------   ------
  Total Assets                                83.9    75.1    121.4    127.8    125.8    123.7    123.8    120.7    117.6

Liabilities and Partners' Capital
  Revolving Credit Facility                    0.0     0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Long Term Debt, current portion             13.5    10.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
  Accounts Payable                             0.1     1.2      1.2      1.7      1.7      1.7      1.7      1.7      1.7
  Deferred Revenue                             5.5     0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                             -----   -----   ------   ------   ------   ------   ------   ------   ------
  Total Current Liabilities                   19.1    11.2      1.2      1.7      1.7      1.7      1.7      1.7      1.7

  Long Term Debt                              46.5    42.8     84.9     95.0     95.0     95.0     95.0     95.0     95.0
                                                                                                                   ------
  Total Liabilities                           65.6    54.0     86.1     96.7     96.7     96.7     96.7     96.7     96.7

  Preferred Interest                          18.2    20.3     35.3     31.1     29.2     27.0     27.1     24.1     20.9
  Common Interest                              0.0     0.8      0.0      0.0      0.0      0.0      0.0      0.0      0.0
                                             -----   -----   ------   ------   ------   ------   ------   ------   ------
  Total Liabilities & Partners' Capital       83.9    75.1    121.4    127.8    125.8    123.7    123.8    120.7    117.6


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

                                                 Yakima Projections / Financials

Yakima Cash Flow Statement ($ in millions)
================================================================================

                                                               -------------------------------------------------------------
                                                                                         FYE 12/31
                                                               -------------------------------------------------------------
                                                               2001E     2002E    2003E    2004E    2005E    2006E     2007E
                                                               -----     -----    -----    -----    -----    -----     -----
EBT                                                            (4.2)     (3.7)    (1.6)    (1.9)     0.3     (3.0)     (3.3)

DD&A and Fees- Yakima                                           2.8       3.2      3.7      3.6      2.6      1.8       1.8
Cost of Timber Deed Sales                                       1.1       3.0      3.1      2.9      1.8      0.0       0.0

(Inc.) / Dec. in Receivables                                    0.0       1.9      0.0      0.0      0.0      0.0       0.0
(Inc.) / Dec. in Prepaids and Other                             0.0      (0.0)     0.0      0.0      0.0      0.0       0.0
Inc. / (Dec.) in Payables                                       0.0       0.5      0.0      0.0      0.0      0.0       0.0
Inc. / (Dec.) in Deferred Revenues / Deposits                   0.0       0.0      0.0      0.0      0.0      0.0       0.0
                                                              -----     -----    -----    -----    -----    -----     -----
Net Cash Provided by Operating Activities                      (0.3)      4.8      5.2      4.6      4.7     (1.1)     (1.4)

Capital Expenditures:
  Reforestation                                                (0.3)     (0.4)    (0.4)    (0.4)    (0.4)    (0.3)     (0.3)
  Roads                                                        (0.1)     (0.1)    (0.1)    (0.1)    (0.1)    (0.1)     (0.1)
  Other                                                         0.0       0.0      0.0      0.0      0.0      0.0       0.0
                                                              -----     -----    -----    -----    -----    -----     -----
  Total CapEx                                                  (0.4)     (0.4)    (0.4)    (0.5)    (0.5)    (0.4)     (0.4)
Timber (Payment for asset transfers, incl. Camp 9)            (36.9)      4.5      0.0      0.0      0.0      0.0       0.0
(Inc) / Dec in Cash Investment                                 (1.5)     (2.0)    (2.5)    (5.0)    (3.0)     1.0      13.0
(Inc) / Dec in Loans to Affiliates                              0.0     (16.0)     0.0      0.0      0.0      0.0       0.0
                                                              -----     -----    -----    -----    -----    -----     -----
Net Cash Used by Investing Activities                         (38.8)    (13.9)    (2.9)    (5.5)    (3.5)     0.6      12.6

Distributions                                                   0.0       0.0      0.0      0.0      0.0      0.0       0.0
Draw-down (Repayment) on the Revolver                           0.0       0.0      0.0      0.0      0.0      0.0       0.0
Change in Timber Deed
Change in Reserve Accounts                                     (7.0)     (0.5)    (2.0)     0.0      0.0      0.0       0.0
Increase/(Decrease) of Long Term Debt                          42.1      10.1      0.0      0.0      0.0      0.0       0.0
Increase/(Decrease) of CP of Long Term Debt                   (10.0)      0.0      0.0      0.0      0.0      0.0       0.0
Cost of Financing                                              (3.6)      0.0      0.0      0.0      0.0      0.0       0.0
Change in Preferred Interest (of Face Value)                   18.4       2.0      2.1      2.2      2.3      2.5       2.6
                                                              -----     -----    -----    -----    -----    -----     -----
Net Cash Used by Financing Activities                          39.9      11.6      0.1      2.2      2.3      2.5       2.6

Distributions                                                   0.0      (2.5)    (2.5)    (2.5)    (2.5)    (2.5)     (2.5)
Tax Distributions                                               0.0       0.0      0.0      0.0      0.0      0.0       0.0

Beginning Cash Balance                                          0.4       1.3      1.3      1.2      0.1      1.1       0.6

Net Increase (Decrease) in Cash and Cash Equivalents            0.9       0.0     (0.1)    (1.2)     1.1     (0.6)     11.3

Ending Cash Balance                                             1.3       1.3      1.2      0.1      1.1      0.6      11.9


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

================================================================================

                          -----------------------------

                          Discounted Cash Flow Analysis

                          -----------------------------


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                                      -68-

                                                   Discounted Cash Flow Analysis

DCF Sensitivity Analysis
================================================================================

o 9.5% discount rate and 0.5% perpetuity growth rate are the two variables held constant in calculating the following sensitivities

o A decrease of 5MM BF in log sales per year (on an average harvest of approximately 134MM BF throughout the forecast period) decreases the DCF value by $1.04 per unit

o A 5% change in Senior Management's price estimates results in a $1.57 per unit change in the DCF value

o A decrease of 0.5% in the discount rate increases the DCF value by $1.32 per unit

o An increase of 0.5% in the perpetuity growth rate increases the DCF value by $0.87 per unit


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                                      -69-

                                                   Discounted Cash Flow Analysis

Klamath Falls Discounted Cash Flow Matrix ($ in millions)
================================================================================

                                                                                             --------------------------------------
                                     Perpetuity Growth Rate                                  Normalized UFCF                $ 26.7
                                                                                             Book Debt as of 12/31/01        223.9
             (0.5%)              0.0%                0.5%               1.0%                 Total Units Outstanding          12.9
          -----------------------------------------------------------------------------      --------------------------------------
Discount
  Rate      $ 104.9            $ 104.9             $ 104.9            $ 104.9                Present Value of Free Cash Flows
              166.9    61.4%     177.1    62.8%      188.4    64.2%     201.2     65.7%      Present Value of Perpetuity
            -------            -------             -------            -------
  9.0%      $ 271.8            $ 282.0             $ 293.3            $ 306.1                Net Enterprise Value
               47.9               58.0                69.4               82.2                Net Equity Value
            $  3.72            $  4.51             $  5.40            $  6.39                Implied Price per Unit

                8.3x               8.8x                9.4x              10.0x               Implied Terminal EBITDDA Multiplier
               10.1x              10.4x               10.9x              11.3x               Multiple of 2001E EBITDDA
                9.8x              10.1x               10.5x              11.0x               Multiple of 2002E EBITDDA
            -----------------------------------------------------------------------------------------------------------------------
            $ 103.3            $ 103.3             $ 103.3            $ 103.3                Present Value of Free Cash Flows
              154.3    59.9%     163.2    61.2%      173.1    62.6%     184.2     64.1%      Present Value of Perpetuity
            -------            -------             -------            -------
  9.5%      $ 257.6            $ 266.5             $ 276.4            $ 287.5                Net Enterprise Value
               33.7               42.6                52.5               63.6                Net Equity Value
            $  2.62            $  3.31             $  4.08            $  4.95                Implied Price per Unit

               7.9x                8.4x                8.9x               9.5x               Implied Terminal EBITDDA Multiplier
               9.5x                9.9x               10.2x              10.6x               Multiple of 2001E EBITDDA
               9.2x                9.6x                9.9x              10.3x               Multiple of 2002E EBITDDA
            -----------------------------------------------------------------------------------------------------------------------
            $ 101.8            $ 101.8             $ 101.8            $ 101.8                Present Value of Free Cash Flows
              143.0    58.4%     150.9    59.7%      159.6    61.1%     169.3     62.5%      Present Value of Perpetuity
            -------            -------             -------            -------
 10.0%      $ 244.7            $ 252.6             $ 261.4            $ 271.1                Net Enterprise Value
               20.8               28.7                37.4               47.1                Net Equity Value
            $  1.62            $  2.23             $  2.91            $  3.66                Implied Price per Unit

                7.6x               8.0x                8.5x               9.0x               Implied Terminal EBITDDA Multiplier
                9.1x               9.3x                9.7x              10.0x               Multiple of 2001E EBITDDA
                8.8x               9.1x                9.4x               9.7x               Multiple of 2002E EBITDDA


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

                                                   Discounted Cash Flow Analysis

Klamath Unlevered Free Cash Flows ($ in millions)
================================================================================

                                                   --------------------------------------------------
                                                   2002E    2003E    2004E    2005E    2006E    2007E
                                                   -----    -----    -----    -----    -----    -----
EBIT                                               $ 6.3    $ 9.2    $ 7.9    $12.6    $16.4    $18.3
Less: Business Reinvestment of Excess Cash           0.0      0.0      0.0      0.0      0.0      0.0
                                                   -----    -----    -----    -----    -----    -----
Unlevered FCF EBIT                                   6.3      9.2      7.9     12.6     16.4     18.3
Less: Imputed Taxes on Partnership
  Earnings @ 38.0%                                   2.4      3.5      3.0      4.8      6.2      7.0
Plus: Depletion, Depreciation and
  Amortization                                      21.3     17.8     18.0     16.8     16.8     16.8
Plus: Cost of Timber & Property Sales                0.0      0.0      0.0      0.0      0.0      0.0
Less: Increase in Net Working Capital                1.3      0.0      0.0      0.0      0.0      0.0
Less: Capital Expenditures                           1.4      1.4      1.4      1.4      1.4      1.4
Less: Proceeds from Sales                            0.0      0.0      0.0      0.0      0.0      0.0
                                                   -----    -----    -----    -----    -----    -----
Unlevered Free Cash Flow                            22.6     22.1     21.5     23.2     25.6     26.7


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

                                                   Discounted Cash Flow Analysis

Yakima Discounted Cash Flow Matrix ($ in millions)
================================================================================

--------------------------------------------------------------------------------------    ------------------------------------------
                                     Perpetuity Growth Rate                               Normalized UFCF                      $ 4.8
                                                                                          Net Debt as of 12/31/01               83.6
             (0.5%)              0.0%                0.5%               1.0%              Preferred as of 12/31/01              35.3
          ----------------------------------------------------------------------------    Total Units Outstanding               12.9
                                                                                          ------------------------------------------
Discount    $ 40.3             $ 40.3              $ 40.3             $ 40.3              Present Value of Free Cash Flows
  Rate        30.3    42.9%      32.1     44.3%      34.2    45.8%      36.5     47.5%    Present Value of Perpetuity
            ------             ------              ------             ------
  9.0%      $ 70.6             $ 72.4              $ 74.5             $ 76.8              Net Enterprise Value
             (48.3)             (46.4)              (44.4)   -0.71     (42.1)             Net Equity Value
             (23.7)             (22.8)              (21.8)             (20.6)             Net Equity Value x 49.0%
            ($1.84)            ($1.77)             ($1.69)            ($1.60)             Net Equity Value per Share

               7.3x               7.8x                8.3x               8.8x             Implied Terminal EBITDDA Multiplier
               4.6x               4.8x                4.9x               5.1x             Multiple of 20001E EBITDDA
               5.3x               5.5x                5.6x               5.8x             Multiple of 2002E EBITDDA
            ------------------------------------------------------------------------------------------------------------------------
            $ 39.9             $ 39.9              $ 39.9             $ 39.9              Present Value of Free Cash Flows
              28.0    41.2%      29.6     42.6%      31.4    44.1%      33.4     45.6%    Present Value of Perpetuity
            ------             ------              ------             ------
  9.5%      $ 67.8             $ 69.4              $ 71.2             $ 73.3              Net Enterprise Value
             (51.1)             (49.5)              (47.7)             (45.6)             Net Equity Value
             (25.0)             (24.2)              (23.3)             (22.4)             Net Equity Value x 49.0%
            ($1.95)            ($1.88)             ($1.82)            ($1.74)             Net Equity Value per Share

               7.0x               7.4x                7.8x               8.3x             Implied Terminal EBITDDA Multiplier
               4.5x               4.6x                4.7x               4.8x             Multiple of 20001E EBITDDA
               5.1x               5.3x                5.4x               5.5x             Multiple of 2002E EBITDDA
            ------------------------------------------------------------------------------------------------------------------------
            $ 39.4             $ 39.4              $ 39.4             $ 39.4              Present Value of Free Cash Flows
              25.9    39.7%      27.4     41.0%      28.9    42.4%      30.7     43.8%    Present Value of Perpetuity
            ------             ------              ------             ------
 10.0%      $ 65.3             $ 66.7              $ 68.3             $ 70.1              Net Enterprise Value
             (53.6)             (52.2)              (50.6)             (48.8)             Net Equity Value
             (26.3)             (25.6)              (24.8)             (23.9)             Net Equity Value x 49.0%
            ($2.04)            ($1.99)             ($1.93)            ($1.86)             Net Equity Value per Share

               6.7x               7.0x                7.4x               7.9x             Implied Terminal EBITDDA Multiplier
               4.3x               4.4x                4.5x               4.6x             Multiple of 20001E EBITDDA
               4.9x               5.0x                5.2x               5.3x             Multiple of 2002E EBITDDA


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

                                                   Discounted Cash Flow Analysis

Yakima Unlevered Free Cash Flows ($ in millions)
================================================================================

                                                   --------------------------------------------------
                                                   2002E    2003E    2004E    2005E    2006E    2007E
                                                   -----    -----    -----    -----    -----    -----
EBIT                                               $ 2.8    $ 5.3    $ 5.5    $ 8.1    $ 5.0    $ 5.3
Less: Imputed Taxes on Partnership
  Earnings @ 38.0%                                   1.1      2.0      2.1      3.1      1.9      2.0
Plus: Depletion, Depreciation and
  Amortization                                      10.4      6.6      6.3      4.5      2.0      2.0
Less: Increase in Net Working Capital               (2.4)     0.0      0.0      0.0      0.0      0.0
Less: Capital Expenditures (Yakima,
  Antelope, Yainax)                                  0.4      0.4      0.5      0.5      0.4      0.4
                                                   -----    -----    -----    -----    -----      ---
Unlevered Free Cash Flow                           $14.1    $ 9.5    $ 9.3    $ 9.0    $ 4.7      4.8


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================================================================================

                      ------------------------------------

                      Cash Distribution Valuation Analysis

                      ------------------------------------


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

                                            Cash Distribution Valuation Analysis

Distributions Discounted Cash Flow Matrix ($ in millions)
================================================================================

                                                                                             ---------------------------------
                                Perpetuity Growth Rate                                       Normalized Dividend        $16.0

               (0.5%)             0.0%                0.5%               1.0%                Common Units Outstanding     9.6
          ------------------------------------------------------------------------------     ---------------------------------
Discount      $  8.6             $  8.6              $  8.6             $  8.6               Present Value of Free Cash Flows
  Rate          74.1    89.6%      77.9     90.1%      82.0   90.5%       86.5     91.0%     Present Value of Perpetuity
              ------             ------              ------             ------
 11.0%        $ 82.7             $ 86.4              $ 90.5             $ 95.1               Net Equity Value

              $ 8.57             $ 8.96              $ 9.39             $ 9.85               Implied Price per Unit

                14.1x              14.7x               15.4x              16.2x              Multiple of 2001E EBITDDA
                 6.3x               6.5x                6.8x               7.2x              Multiple of 2002E EBITDDA
          ---------------------------------------------------------------------------------------------------------------------
              $  8.3             $  8.3              $  8.3             $  8.3               Present Value of Free Cash Flows
                69.1    89.2%      72.5     89.7%      76.2   90.1%       80.2     90.6%     Present Value of Perpetuity
              ------             ------              ------             ------
 11.5%        $ 77.5             $ 80.8              $ 84.5             $ 88.5               Net Equity Value

              $ 8.03             $ 8.38              $ 8.76             $ 9.18               Implied Price per Unit

                13.2x              13.8x               14.4x              15.1x              Multiple of 2001E EBITDDA
                 5.9x               6.1x                6.4x               6.7x              Multiple of 2002E EBITDDA
          ---------------------------------------------------------------------------------------------------------------------
              $  8.1             $  8.1              $  8.1             $  8.1               Present Value of Free Cash Flows
                64.6    88.8%      67.6     89.3%      70.9   89.7%       74.5     90.2%     Present Value of Perpetuity
              ------             ------              ------             ------
 12.0%        $ 72.7             $ 75.8              $ 79.0             $ 82.6               Net Equity Value

              $ 7.54             $ 7.85              $ 8.19             $ 8.57               Implied Price per Unit

                12.4x              12.9x               13.5x              14.1x              Multiple of 2001E EBITDDA
                 5.5x               5.7x                6.0x               6.3x              Multiple of 2002E EBITDDA


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================================================================================

                      ------------------------------------

                              Comparable Companies

                      ------------------------------------


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

                                                            Comparable Companies

Comparable Companies Analysis ($ in millions)
================================================================================

                                        % of     Market      Adjusted
                          Stock/Unit   52 Week  Value of      Market      2001E     2002E    2001E     2002E
        Company            Price        High     Equity        Value     EBITDDA   EBITDDA    EBIT      EBIT     Acres      MBF
        -------            -----        ----     ------        -----     -------   -------    ----      ----     -----      ---
U.S. Timberlands           $ 1.89       22.2%   $   24.3     $  248.2      9.2x      8.9x        NM     37.8x    $  371     $138
Crown Pacific Partners     $ 5.82       54.5%      177.7        878.6     17.0x     12.3x     78.1x     25.2x    $1,049     $191
Deltic Timber              $28.22       94.4%      336.3        445.8     16.6x     12.9x     38.4x     26.3x    $1,037
Plum Creek Timber          $30.00       96.2%    2,080.5      2,731.8     10.5x      6.0x     15.0x      7.7x    $  854
Pope Resources             $14.25       61.3%       64.5        108.2        NA        NA        NA        NA    $  913     $259
--------------------------------------------------------------------------------------------------------------------------------
Mean (excluding U.S. Timberlands)                                          14.7x     10.4x     43.8x     19.7x   $  963     $225
--------------------------------------------------------------------------------------------------------------------------------

                                         2001 EBITDDA               2002 EBITDDA
                                         ------------               ------------
Selected Multiple Range                  10.0x - 12.0x              9.0x - 10.5x
Implied Enterprise Value                 270.3 - 324.3             250.8 - 292.6
Less: Net Debt                           223.9 - 223.9             223.9 - 223.9
Implied Equity Value per Unit            $3.60 - $7.81             $2.09 - $5.34

------------------------------------------------------
Selected Average                         $2.85   $6.57
------------------------------------------------------

Note: Stock / Unit prices as of 1/23/02. Current acreage (000s) and merchantable board feet (MBF) figures obtained from recent company filings and / or analyst reports.


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                                                            Comparable Companies

Comparable Companies Analysis (Cont'd)
================================================================================

o     U.S.  Timberlands'  unit  price has  fallen 66% from July 26 to January 23

o     Crown Pacific

      o     Share price has fallen 21% from July 26 to January 23

      o     Crown  Pacific  has  undertaken  a  strategy  to   restructure   its
            operations, preserve its core timber assets and reduce debt by divesting its non-core lumber assets

      o In August, Crown Pacific announced a strategic alliance with Louisiana Pacific involving the sale of a Crown sawmill and a long-term log supply commitment from Crown's 250,000 Idaho tree farm

      o     Company has suspended distribution payments

      o Forward EBITDDA estimates have been revised downward significantly (>30%) since July

o     Deltic Timber

      o     Share price has risen 7% from July 26 to January 23

      o     Woodlands segment contributed 29% of total revenues in 3Q01

      o Woodlands revenues were down 35% vs. 3Q00 as lower sales of non-strategic timberlands and lower pricing more than offset higher timber harvest

      o     Forward EBITDDA estimates have fallen approximately 10% since July


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                                                            Comparable Companies

Comparable Companies Analysis (Cont'd)
================================================================================

o     Plum Creek Timber

      o     Share price has risen 7% from July 26 to January 23

      o     Merger with The Timber Company closed on October 6

      o Forward EBITDDA estimates have risen substantially (>50%) since July due to merger

      o     Distribution of $2.28 per year deemed secure by equity analysts

o     Pope Resources

      o     Share price has fallen 25% from July 26 to January 23

      o     No recent equity research reports have been issued on Pope Resources


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================================================================================

                        --------------------------------

                        Comparable Transactions Analysis

                        --------------------------------


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                                                Comparable Transactions Analysis

Selected Comparable Asset Transactions ($ in millions)
================================================================================

  Date                                                         Asset              Transaction   Board               Acres
Announced        Target              Acquiror               Description            Value($MM)  Feet(MM)  $ / MBF    ('000)   $/Acre
---------        ------              --------               -----------            ----------  --------  -------    ------   ------
Current    Fruit Growers         Auction underway      Timberlands in CA              $140.0    1,300      $108       370    $  378
                                  Supply Co.
10/23/01   Bowater               Wachovia              Southeast pine                 $120.0                 NA       147    $  816
10/23/01   Bowater               Hancock               Southeast pine                 $110.0                 NA       117    $  938
05/29/01   USTK                  USTY                  Hager Mountain Tract           $  3.5       15      $233                  NA
05/04/01   USTK                  DR Johnson            Westside                       $  0.9        6      $133         2    $  572
05/04/01   USTK                  Superior Lumber       Jackson                        $  0.8        4      $194         1    $  594
4/20/01    Pope Resources        Plum Creek Timber     Southwest Washington           $ 54.0      200      $270        45    $1,213
03/30/01   USTY                  USTK                  Timber cutting rights          $  4.5       17      $262                  NA
03/01/01   International Paper   Rainer Timber         Timberlands in WA              $500.0                 NA       265    $1,887
02/26/01   USTK                  USTY                  Horse Glade, Oregon            $  4.0       24      $165        11    $  358
02/26/01   USTK                  USTY                  Rodeo Butte, Oregon            $  8.0       56      $142        20    $  402
12/29/00   Yainax                USTY                  Timberland in Central OR       $  2.9       14      $207         8    $  363
06/01/00   USTY                  USTK                  Timber cutting rights          $  1.3        4      $310                  NA
12/01/99   The Timber Company    Hawthorne Timber Co.  Timberlands in CA              $397.0                 NA       194    $2,046
10/04/99   USTK                  USTY                  Antelope Tract                 $ 18.9       54      $349        54    $  349
05/27/99   Boise Cascade         USTY                  Central Washington             $ 60.0      480      $125        56    $1,071
05/28/97   Ochoco Lumber         USTK                  Fee acres & cutting rights     $110.0      280      $393        45    $2,444
07/20/96   Weyerhauser           USTK                  Klamath Falls(2)               $283.5    1,900      $149       604    $  469
                                                       ----------------------------------------------------------------------------
                                                       Mean                                                          $217    $  927
                                                       Median                                                        $201    $  594
                                                       Weigthed Average Mean                                         $159    $  934
                                                       ----------------------------------------------------------------------------

                                                       ----------------------------------------------------------------------------
                                                       Selected $ / MBF Multiples                            $140 -  $170
                                                       Implied Enterprise Value                             262.5 - 318.8
                                                       Less: Net Debt                                       223.9 - 223.9
                                                       Implied Equity Value per Unit                        $3.00 - $7.37
                                                       ----------------------------------------------------------------------------

----------
(1) Not a completed transaction; based on the Company's bid in current auction.

(2)   Original acquisition that formed the core of the Company's assets.


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================================================================================

                        ---------------------------------

                               Appraisal Valuation

                        ---------------------------------


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                                                             Appraisal Valuation

Klamath Falls to Yakima Asset Transfers ($ in millions)
================================================================================

                                             Land Value
                            --------------------------------------------
                            Klamath                Yakima
                            -------   ----------------------------------
                                      70.0    Yakima Core (MBG 12/31/00)
                                      22.0    Antelope (MBG)
                                       2.9    Yainax (MBG)
                             -----    ----
Mason Bruce & Gerard
 appraisal (12/31/00)        325.0    94.9

                              Appraisal   Transfer
     Transfer                  Date(1)      Date         Klamath      Yakima
     --------                  -------      ----         -------      ------
Horse Glade                     2/01        2/01          (4.0)         4.0
Rodeo Butte                     2/01        2/01          (8.0)         8.0
Timber Rights                   3/01        3/01           4.5          0.0
Sprague                         5/01        5/01          (3.0)         3.0
Hager Mtn                       5/01        5/01          (3.5)         3.5
Camp 9                          8/01        8/01         (12.0)        12.0
                                                         -----        -----
                                                         (26.0)        30.5

Post Transfer Value                                      299.0        125.4

----------
(1)   Company informed DrKW that new appraisals are being undertaken.


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                                                             Appraisal Valuation

Appraisal Valuation Sensitivity
================================================================================

                                                              Land Value
                                                          ------------------
                                                          Klamath     Yakima
                                                          -------     ------
Discounted Post Transfer Value                             299.0       125.4
Cash                                                         1.7         9.8
Net Working Capital (incl. restricted cash)                 (2.8)        2.3
Preferred                                                    0.0       (35.3)
Debt                                                      (225.0)      (84.9)
Balance Sheet Adjustments                                 (226.0)     (108.1)
--------------------------------------------------------------------------------
Net Value                                                   73.0        17.3
--------------------------------------------------------------------------------

                                                      Discount to Post
                               Nominal         Transfer Values (Per Share)(1)
                        ---------------------  ------------------------------
TIMBZ                   Aggregate   Per Share    10%       15%        20%
                        ---------   ---------    ---       ---        ---
Klamath                    73.0       $5.67     $3.35     $2.19      $1.02
Yakima Preferred           35.3       $2.75     $2.75     $2.75      $2.75
Yakima @ 49%                8.5       $0.66     $0.18    ($0.06)    ($0.30)
                          116.7       $9.08     $6.27     $4.87      $3.47

----------
(1)   Discount range based upon discussions with Company.


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                                                             Appraisal Valuation

Issues with Management's Valuation
================================================================================

Klamath

o     Appraisals for Klamath Falls completed as of December 31, 2000

o Senior Management has indicated that pricing has materially changed and has provided the quotes listed below

      o As a result, the MBG valuation may be of limited relevance; however, the extent of any valuation change is uncertain

o In addition, since the MBG appraisal several land holdings have been transferred to Yakima, the values of which have been deducted from Klamath's land value

      o     The  deductions  have  been  at  the  appraised   values  for  these
            transferred assets

      o Like the Klamath appraisal, these appraisals also may be less relevant in the current pricing environment

o To the extent prices have deviated materially, the best approach would be to generate a revised valuation

o To reflect the reduced prices, we have run sensitivities at land valuations at 10% - 20% off the original appraised values


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                                                             Appraisal Valuation

Issues with Management's Analysis
================================================================================

December 31 Klamath Valuation at Lower Current Value

o Senior Management has attempted to recreate the MBG 12/31/00 appraisal based on current prices; the Senior Management-developed appraisal is at $261MM (versus $325MM by MBG at 12/31/00)

o It is entirely unclear, however, whether MBG would in fact value Klamath at $261MM or at a valuation closer to $325MM

      o This is because a large part of the appraisal is based on application of a discount factor to an otherwise straightforward valuation (current price * MBF)

      o It is unclear by how much, if any, MBG would change the discount factor in the current price environment

o The appraisal also is meaningfully based upon a 50-year DCF - which assumes a steady (approximately 0.7%) appreciation to prices as of December 2000

      o Senior Management's revised valuation assumes the same approximately 0.7% appreciation, though off a materially lower set of prices

      o It is unclear whether MBG would leave its price appreciation assumptions unchanged, given the lower current prices and the general unusual conditions in the current economy

Deductions of Asset Transfers to Yakima

o Senior Management has deducted from its revised $261MM appraisal for Klamath, the value of the land transferred to Yakima in February, March, May and August

      o However, Senior Management has not reduced the appraised values of these transfers in light of the current reduced price environment - thus, the deductions may be too high

Yakima

o     Senior Management's revision of Yakima's appraisal has the same issues

o Presumably, Yakima has an appraised value of at least $127MM, otherwise Yakima would be in default on its DG/MBIA loan were it to draw $95MM as indicated by Senior Management


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================================================================================

                      ------------------------------------

                               Minority Close-out
                                    Analysis

                      ------------------------------------


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                                                                        Analysis

Minority Close-out Analysis ($ in Millions)
================================================================================

                                                                                          % Stock Premium Before Announce.
  Date                                                                     Transaction   ---------------------------------     %
Announced            Target                          Acquiror               Value($MM)   1 Day  30 Days   60 Days  90 Days  Acquired
---------            ------                          --------               ----------   -----  -------   -------  -------  --------
12/29/00    Berlitz International           Benesse Corp.                   $  105.0        45%      9%      18%       8%      24.4%
10/27/00    Azurix Corp.                    Enron Corp.                        330.1       135%     91%       2%      12%      33.0%
09/21/00    Hertz Corp.                     Ford Motor Co.                     706.5       105%    156%      94%      57%      18.5%
07/09/00    Life Technologies Inc(Dexter)   Invitrogen Corp                    401.7        19%     21%      15%      19%      25.0%
04/24/00    Cherry Corp                     Investor Group*                    144.0       103%     45%      76%     136%      48.9%
03/21/00    Travelers Property Casualty     Citigroup Inc                    2,449.3        25%     26%      29%      18%      15.0%
03/17/00    Vastar Resources Inc            BP Amoco PLC                     1,575.7        16%     55%      48%      42%      18.0%
03/14/00    Howmet International Inc        Alcoa Inc                          349.3        14%     14%      16%      48%      15.4%
02/22/00    IXnet Inc(IPC Information)      Global Crossing Ltd                876.9        18%     94%     214%     257%      27.0%
02/02/00    Thermo Instrument Systems Inc   Thermo Electron Corp               831.7        27%     75%      94%      75%      15.0%
01/31/00    Thermo BioAnalysis(Thermo)      Thermo Instrument Systems Inc      167.9        51%     49%      62%      52%      16.0%
01/31/00    Thermedics(Thermo Electron)     Thermo Electron Corp               169.2        76%    106%      90%      73%      26.0%
01/19/00    Trigen Energy Corp              Elyo(Suez Lyonnaise des Eaux)      159.2        38%     37%       4%      30%      47.3%
10/21/99    Student Loan Corporation        Citigroup Inc                      180.0        11%      2%      (1%)      9%      20.0%
04/01/99    Aqua Alliance Inc               Vivendi SA                         117.1        29%    158%      45%      55%      17.0%
03/24/99    Knoll Inc(Warburg, Pincus)      Warburg, Pincus Ventures Inc       490.8        84%     25%      (5%)     (4%)     40.0%
03/21/99    Spelling Entertainment Group    Viacom Inc(Natl Amusements)        191.6         8%     47%      34%      36%      19.1%
10/27/98    Citizens Corp(Hanover Ins Co)   Allmerica Financial Corp           212.4        21%     29%      22%       7%      18.0%
10/22/98    BA Merchant Svcs(BankAmerica)   Bank of America National Trust     339.4        47%     69%      11%       7%      32.8%
09/08/98    PEC Israel Economic Corp        Investor Group*                    125.0        60%     45%      61%      55%      18.7%
04/30/98    Mycogen Corp(Dow AgroSciences)  Dow AgroSciences(Dow Chemical)     379.3        42%     49%      42%      46%      31.7%
03/27/98    Intl Specialty Prods            ISP Holdings Inc                   324.5         4%     18%      20%      26%      16.0%
03/17/98    BET Holdings Inc                Investor Group*                    462.3        16%     14%      18%      21%      42.0%
03/02/98    Coleman Co Inc                  Sunbeam Corp                       486.0        49%    122%     137%     103%      18.0%
01/22/98    BT Office Products Intl Inc     Koninklijke KNP BT NV              138.1        33%     45%      30%      62%      30.0%
09/18/97    Guaranty National Corp          Orion Capital Corp                 117.2        11%     32%      47%      71%      22.7%
06/20/97    Wheelabrator Technologies Inc   Waste Management Inc               869.7        27%     25%      28%       8%      33.0%
06/02/97    Acordia Inc(Anthem Inc)         Anthem Inc                         193.2        13%     26%      23%      43%      33.2%
05/14/97    Enron Global Power & Pipelines  Enron Corp                         428.0        12%     23%      12%      26%      48.0%
02/25/97    Fina Inc                        Petrofina SA                       257.0        20%     16%      25%      13%      14.6%
02/20/97    NHP Inc(Apartment Investment)   Apartment Investment & Mgmt Co     114.5        28%     22%      16%      16%      44.9%
01/28/97    Calgene Inc(Monsanto Co)        Monsanto Co                        242.6        62%     44%      62%      64%      43.7%
01/21/97    Mafco Consolidated Grp(Mafco)   Mafco Holdings Inc                 116.8        24%     24%      26%      12%      15.0%
01/13/97    Zurich Reinsurance Centre       Zurich Versicherungs GmbH          319.0        17%     17%      20%      23%      34.0%
                                            ----------------------------------------------------------------------------------------
                                            Overall Median                                27.0%   32.4%    28.2%    26.5%      24.7%
                                            ----------------------------------------------------------------------------------------

Note: Reflects transaction sizes between $100 million and $3 billion since 1996 in which the acquiror owned more than 50% of the target prior to the transaction and closed out the remaining stake.

*     Represents management buy-out.


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

                                                                        Analysis

Minority Close-out Analysis
================================================================================

Applied to:                                                                     Days Before Date
-----------------------------------------------------           ---------------------------------------------------
                                                                1 Day           30 Days       60 Days       90 Days
  Current Price, 1/23/01 ($1.89)                                $1.86           $1.68         $2.01          $2.50
  Second Independent Committee Mtg., 11/30/01 ($2.00)           $1.97           $2.30         $2.68          $4.90
  Pre-Announcement Price, 11/8/01 ($2.30)                       $2.37           $2.70         $4.50          $5.59
  First Independent Committee Mtg., 8/2/01 ($5.60)               5.55            5.85          5.54           7.16
  Initial Offer pre-announcement, 5/10/01 ($6.92)                7.00            7.98          7.78           7.69

-------------------------------------------------------------------------------------------------------------------
Relevant Premium                                                 27.0%           32.4%         28.2%          26.5%
-------------------------------------------------------------------------------------------------------------------

Applied to:
-----------------------------------------------------
  Current Price, 1/23/01 ($1.89)                                $2.36           $2.22         $2.58          $3.16
  Second Independent Committee Mtg., 11/30/01 ($2.00)           $2.50           $3.04         $3.43          $6.20
  Pre-Announcement Price, 11/8/01 ($2.30)                       $3.01           $3.57         $5.77          $7.07
  First Independent Committee Mtg., 8/2/01 ($5.60)               7.05            7.74          7.10           9.06
  Initial Offer pre-announcement, 5/10/01 ($6.92)                8.89           10.56          9.97           9.72


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

================================================================================

                          ----------------------------

                                      WACC

                          ----------------------------


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

                                                                            WACC

Weighted Average Cost of Capital Model ($ in Millions)

                           Projected  Adjusted      Market   Net Debt/
                            Levered    Market       Equity    Equity  Unlevered
Company                     Beta(1)    Value        Value     Ratio    Beta(2)
-------                     -------    -----        -----     -----    -------
-------------------------------------------------------------------------------
U.S. Timberlands             0.74    $  170.6      $   24.3   602.0%     0.16
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Crown Pacific Partners       0.92       734.3(3)      177.7   313.3%     0.31
Deltic Timber                0.57       445.8         336.3    32.5%     0.48
Fletcher Challenge Forests   0.66     2,843.1       2,649.1     7.3%     0.63
Plum Creek Timber            0.71     2,731.8       2,080.5    31.3%     0.59
Pope Resources               0.42       108.2          64.5    67.7%     0.30
The Timber Company(4)        0.73     3,601.1       2,980.1    20.8%     0.64
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Mean (excl. UST)             0.67    $1,744.0      $1,381.4    78.8%     0.49
Median (excl. UST)           0.68     1,733.1       1,208.4    31.9%     0.54
-------------------------------------------------------------------------------

----------
(1) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(2)   Unlevered  Beta = Projected  Levered Beta / (1 + (Debt / Equity * (1 - Tax
      Rate).

(3) For Crown Pacific, adjusted market value assumes that the fair market value of debt is 80% of par based on an examination of credit statistics.

(4) Included for reference only. Plum Creek Timber acquired The Timber Company in October 2001.


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

                                                                            WACC

Weighted Average Cost of Capital Model ($ in Millions)(1) (Cont'd)
================================================================================

                                Projected                                                                   Cost of       Weighted
                                 Levered        Net Debt/     Net Debt/         Cost of     Cost of           Debt       Avg. Cost
Company                          Beta(2)         Capital       Equity            Equity      Debt(3)        After-tax    of Capital
-------                          -------         -------       ------            ------      -------        ---------    ----------
-----------------------------------------------------------------------------------------------------------------------------------
U.S. Timberlands                  0.74            85.8%        602.0%             12.7%      19.9%           12.3%         12.4%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Crown Pacific Partners            0.92            75.8%        313.3%             13.1%      14.0%(4)         8.7%          9.7%
Deltic Timber                     0.57            24.6%         32.5%             10.1%       7.1%            4.4%          8.7%
Fletcher Challenge Forests        0.66             6.8%          7.3%             10.8%       9.2%            5.7%         10.5%
Plum Creek Timber                 0.71            23.8%         31.3%             10.9%      11.1%            6.9%         10.0%
Pope Resources                    0.42            40.4%         67.7%              9.3%       9.7%            6.0%          8.0%
The Timber Company(5)             0.73            17.2%         20.8%             11.0%       8.1%            5.0%         10.0%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Mean (excl. UST)                  0.67            31.4%         78.8%             10.9%       9.9%            6.1%          9.5%
Median (excl. UST)                0.68            24.2%         31.9%             10.9%       9.4%            5.9%          9.8%
-----------------------------------------------------------------------------------------------------------------------------------

Marginal Tax Rate   Risk Free Rate(6)   Equity Risk Premium(7)   Size Premium(8)
-----------------   -----------------   ----------------------   ---------------
      38.0%               4.94%                  7.4%           Mid-cap     1.0%
                                                                Low-cap     1.5%
                                                                Micro-cap   3.0%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(3) Cost of debt assumed to be to equal the outstanding instruments' Yield to Maturity, when available, or the instruments' coupon rate when YTM is not available.

(4) Represents an estimate of yield to maturity based on estimated credit statistics (Crown Pacific's actual weighted average coupon is 9.1%).

(5) Included for reference only. Plum Creek Timber acquired The Timber Company in October 2001.

(6)   10 year U.S. Treasury as of 1/17/02.

(7) Equity risk premium is based on the differences of historical arithmetic mean returns from 1926-2000 on large company stock total returns less intermediate bond income returns.

(8) Size premiums are based on the following market capitalizations: Mid-cap ($840 million to $4,144 million), Low-cap ($192 million to $840 million) and Micro-cap (less than $192 million).


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

                                                                            WACC

Weighted Average Cost of Capital Model ($ in Millions)(1)(Cont'd)
================================================================================

--------------------------------------------------------------------------------
Capital Structure       Cost of Equity           Cost of Debt
-----------------    -------------------        --------------        Wtd. Avg.
 Debt/    Debt/      Relevered   Cost of        Before   After         Cost of
Capital  Equity       Beta(2)    Equity          Tax      Tax          Capital
-------  --------    --------    -------        ------   -----        ---------
 0%         0%         0.25       6.8%           13.5%    8.4%           6.8%
10%        11%         0.27       6.9%           14.0%    8.7%           7.1%
20%        25%         0.29       7.1%           14.5%    9.0%           7.5%
30%        43%         0.32       7.3%           15.0%    9.3%           7.9%
40%        67%         0.35       7.6%           15.5%    9.6%           8.4%
50%       100%         0.41       7.9%           16.0%    9.9%           8.9%
60%       150%         0.48       8.5%           16.5%   10.2%           9.5%
70%       233%         0.61       9.5%           17.0%   10.5%          10.2%
80%       400%         0.87      11.4%           17.5%   10.9%          11.0%
90%       900%         1.65      17.1%           18.0%   11.2%          11.8%
--------------------------------------------------------------------------------

Marginal Tax Rate      Risk Free Rate(3)        Market Risk Premium(4)
-----------------      -----------------        ----------------------
     38.0%                  4.94%                       10.4%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2)   Relevered Beta = Unlevered Beta * (1+ Debt/Equity Ratio * (1 - Tax Rate)).

(3)   10 year U.S. Treasury as of 1/17/02.

(4) Market risk premium is calculated as the arithmetic difference between the long-term rate of return on common stocks from 1926 - 2000 and the expected micro-capitalization equity size premium from companies with market capitalizations below $192 million.


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